Exhibit 10.10

CREDIT AGREEMENT

dated as of

June 15, 2021

among

X ENERGY, LLC

and

X-ENERGY REACTOR COMPANY, LLC,

as Borrowers,

the Other Loan Parties,

and

LIVE OAK BANKING COMPANY,

as Lender

ii

iii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is executed as of June 15, 2021 (the “Closing Date”), by and among X ENERGY, LLC, a Maryland limited liability company (“X Energy”), X-ENERGY REACTOR COMPANY, LLC, a Delaware limited liability company (“X-Energy Reactor”; collectively with X Energy and their respective successors and assigns, the “Borrowers”), the other Loan Parties (as defined herein), and LIVE OAK BANKING COMPANY, a North Carolina banking corporation, as Lender (as defined herein).

PRELIMINARY STATEMENTS

The Borrowers request that the Lender provide the credit facilities described in this Agreement, and the Lender is willing to make credit facilities available to the Borrowers, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definition of Terms

Section 1.01Accounting Terms/Financial Statements. All accounting and financial terms used in this Agreement are used with the meanings such terms are given in accordance with GAAP, except as may be otherwise specifically provided in this Agreement. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrowers or the Lender, the Borrowers and the Lender shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect on the date of such Accounting Change shall remain in effect until the effective date of such amendment. “Accounting Change” shall mean any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants. Notwithstanding anything to the contrary above or in the definition of “Capital Lease” or “Capital Expenditures”, all leases that are treated as operating leases under GAAP prior to the effectiveness of Accounting Standard Codification 842 of the Financial Accounting Standards Board (“FASB ASC 842”) will continue to be treated as operating leases regardless of the application of FASB ASC 842, which would otherwise require such leases to be treated as finance leases under GAAP.

Section 1.02Definitions. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

“Account”, “Account Debtor”, “Chattel Paper”, “Document”, “Goods”, “Instrument” and “Proceeds”, shall have the respective meanings assigned to such terms in the UCC, as the same may be in effect from time to time.

“ACH Transaction” means any Automated Clearing House transaction, including but not limited to an automatic withdraw from any bank account of any Borrower.

“Advance” means a disbursement of proceeds of one of the Loans as contemplated in this Agreement.

“Affiliate” of any Person shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (a) solely for purposes of Section 5.02(m) hereof, to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (b) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agreement” means this Credit Agreement, as amended, modified, supplemented and/or restated from time to time and at any time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to any Loan Party or any Subsidiary or Affiliate of a Loan Party related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anti-Terrorism Laws” means (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto and (c) the PATRIOT Act.

“Applicable Rate” means, with respect to any Loan as of any date of determination, the interest rate that then applies to such Loan.

“Authorized Officer” means the President, Vice President, Treasurer or other officer of any Borrower identified by such Borrower from time to time as having authority to act on such Borrower’s behalf with respect to the Loan Documents.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base minus (b) the Revolving Exposure.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitment.

“Bank Debt” has the meaning assigned to such term in Section 9.10.

“Bank Product” means any service or facility extended to any Borrower or any Subsidiary of a Borrower by the Lender, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions and (f) cash and treasury management, including controlled disbursement, accounts or services.

“Bank Product Agreement” means an agreement entered into from time to time by any Borrower or any Subsidiary of a Borrower with the Lender with respect to or in connection with any Bank Product.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Borrower or any Subsidiary of a Borrower to the Lender pursuant to or evidenced by any Bank Product Agreement or otherwise arising from or in connection with any Bank Product, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means Revolving Advances made on the same date.

“Borrowing Base” means, at any time of calculation, an amount equal to (a) the value of Eligible Accounts (less all cash received but not yet applied in respect of such Eligible Accounts) multiplied by (i) for Eligible Accounts arising from Prime Government Contracts, ninety percent (90%), (ii) for Eligible Accounts arising from Sub-Prime Government Contracts, eighty five percent (85%), or (iii) for all other Eligible Accounts, eighty percent (80%), minus (b) the amount of all Reserves.

“Borrowing Base Certificate” means a certificate detailing the components of the Borrowing Base and Availability in form and substance acceptable to Lender.

“Borrowing Request” means a request by the Borrowers for a Borrowing in accordance with Section 2.03.

“Business Day” means any day on which commercial banks in Wilmington, North Carolina are required by law to be open for business.

“Capital Expenditures” means expenditures made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property, or equipment which, in accordance with GAAP and on a consolidated basis, would be classified as a fixed or capital asset on a balance sheet of the Borrowers and their respective Subsidiaries for such period prepared in accordance with GAAP.

“Capital Lease” means, at any time, any lease of property (whether real, personal or mixed) with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP (as in effect on the Closing Date).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (b) domestic and Eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days); (c) shares of money market or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody’s Investors Service, Inc. or at least BBB by Standard & Poor’s Ratings Group); and (d) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-2 (or better) by Standard & Poor’s Ratings Group, or P-2 (or better) by Moody’s Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

“Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by the Lender with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall mean: (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower to a Person other than Kam Ghaffarian, or (b) any merger, consolidation, sale of substantially all of the property or assets of any Borrower that is not permitted under Section 5.02(e). For purposes of this definition, “control” shall mean the power, directly or indirectly, (i) to vote more than fifty percent (50%) of the voting power of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of any Person and (ii) to direct or cause the direction of the management and policies of any Person by contract or otherwise.

“Closing Date” has the meaning assigned to such term in the preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term in Section 4.01(a) of this Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Guaranties and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, collateral assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Lender.

“Commitment” means, the sum of the Revolving Commitment and any other commitment of Lender to extend a Loan to the Borrowers hereunder.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Group” means the Borrowers, their respective Subsidiaries and any other entities that are included in the consolidated financial statements of the Borrowers and their Subsidiaries pursuant to GAAP.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental Laws.

“Controlled Group” means the group consisting of (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with any Borrower; and (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Borrower, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above.

“Current Assets” means all assets which may properly be classified as current assets in accordance with GAAP, provided that for the purpose of determining the Current Assets of the Consolidated Group, (a) notes and accounts receivable shall be included only if good and collectible and payable on demand or within twelve (12) months from the date as of which Current Assets are to be determined (and if not directly or indirectly renewable or extendible, at the option of a member of the Consolidate Group, as applicable, by their terms or by the terms of any instrument or agreement relating thereto, beyond such twelve (12) months) and shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP, and (b) the cash surrender value of life insurance policies shall be excluded.

“Current Liabilities” means all Debt maturing on demand or within twelve (12) months from the date as of which Current Liabilities are to be determined (including, without limitation, liabilities, including taxes accrued as estimated, as may properly be classified as current liabilities in accordance with GAAP).

“Current Ratio” means, on any date, determined for the Consolidated Group on a consolidated basis, the ratio of (a) the difference of (i) Current Assets on such date minus (ii) all prepaid expenses to the extent included in such Current Assets, to (b) Current Liabilities on such date, all determined in accordance with GAAP.

“Debt” means, with reference to any Person, as of any date, without duplication: (a) all indebtedness, liabilities and obligations of such Person for borrowed money and its redemption obligations in respect of Disqualified Equity Interests (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Equity Interests); (b) obligations of such Person to pay earn-outs, the deferred purchase or acquisition price of property (tangible or intangible, real or personal) or services, other than trade accounts payable (if not for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) all obligations of such Person appearing as a liability on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all obligations, indebtedness and liabilities which are secured by any Lien on any asset of such Person, whether or not the obligation, indebtedness or liability secured thereby shall have been assumed by such Person; (e) all obligations for Interest Rate Agreements of such Person; and (f) all obligations, indebtedness and liabilities of others similar in character to those described in clauses (a) through (e) of this definition for which such Person is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations, indebtedness or liabilities such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of letters of credit, surety bonds or similar obligations and all obligations (to the extent then drawn or otherwise payable by such Person) of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person. Notwithstanding the forgoing, “Debt” shall not include (i) trade payables, accrued expenses and intercompany liabilities permitted hereunder arising in the ordinary course of business, (ii) prepaid or deferred revenue arising in the ordinary course of business, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (iv) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

“Default” means any event specified in Section 7.01 of this Agreement, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

“Default Rate” means, with respect to any of the Loans, a rate per annum equal to the Applicable Rate plus three and a half percent (3.5%).

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lender, among any Borrower, a banking institution holding such Borrower’s funds, and the Lender with respect to collection and control of all deposits and balances held in a deposit account maintained by such Borrower with such banking institution.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any rights of the holders thereof upon the occurrence of a change in control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof, in whole or in part, (c) provide for the scheduled payments of dividends in cash or (d) either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the earlier of (i) the Maturity Date and (ii) the date on which the Loans and all other Obligations (other than Obligations in respect of Interest Rate Agreement Obligations, Bank Product Obligations, and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are repaid in full and the Commitments are terminated; provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests; provided further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of any Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by any Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, that, except for purposes of the definition of the term “Debt”, any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests.

“Distribution” means, with respect to any Person, (a) any dividend or other distribution, direct or indirect, on account of any Equity Interests of such Person now or hereafter outstanding, except a dividend payable solely in such Person’s Equity Interest, (b) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of Equity Interests of such Person now or hereafter outstanding, and (c) any payment of any board fee and any management fee, consulting fee or other similar fee to any Affiliate of such Person.

“Eligible Account” means an Account owing to any Borrower which satisfies the following requirements:

(a)

(i) the Account results from the sale of goods and performance of services by such Borrower in the ordinary course of its business, (ii) payment of the Account by the Account Debtor is not contingent on the completion of further performance by such Borrower, and (iii) no Borrower or Subsidiary of any Borrower has any additional obligation to service, repair, or maintain any such goods sold other than pursuant to any applicable warranty;

(b)	the Account does not represent a sale on bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment sale, cash-on-delivery sale, or sale on any other repurchase or return basis;
(c)	the Account Debtor has not notified any Borrower or any of its Subsidiaries that it is claiming any defense to payment of the Account, whether well-founded or otherwise;
(d)

the Account is not the obligation of an Account Debtor who has asserted or is reasonably expected to assert any counterclaim, credit, allowance, adjustment, deduction or offset against any Borrower or any of its Subsidiaries;

(e)	the Account represents a genuine obligation of the Account Debtor for goods sold to, or for services performed for, and accepted by the Account Debtor;
(f)

the Account Debtor or any of its Affiliates is not also a supplier to, or creditor of, any Borrower or any of its Subsidiaries, unless such supplier or creditor has executed a no offset letter in form and substance satisfactory to Lender;

(g)	the Account is evidenced by an invoice or other written terms in a form acceptable to Lender, which such Borrower has sent to the Account Debtor;
(h)

such Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing and maintaining an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Account, and such Borrower has taken all appropriate actions to ensure access to the courts of the state where the Account Debtor is located, including, where necessary, the qualification by such Borrower as a foreign corporation authorized to transact business in such state;

(i)

the Account is owned by such Borrower free of any title defects and any Liens or interests of others, except for the Lien in favor of Lender and statutory Liens or encumbrances permitted by Section 5.02(b) that do not have priority over the Lien in favor of Lender;

(j)	the Account Debtor is not an Affiliate of any Borrower, or an entity which has common officers or directors with any Borrower, or a director, officer or employee of any of the foregoing;
(k)	if the Account Debtor is a Governmental Authority, an appropriate Assignment of Claims Form in form and substance satisfactory to Lender has been executed if requested by Lender;

(l)	the Account Debtor maintains its chief executive office in the United States of America, except as permitted by Lender in its Permitted Discretion;
(m)

the Account Debtor has not (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver-manager, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, receiver-manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any federal or state bankruptcy or insolvency laws, (iv) admitted in writing its inability to pay its debts as they become due, or become generally unable to pay its debts as they become due, (v) become insolvent, (vi) made a general assignment for the benefit of its creditors or (vii) ceased operation of its business;

(n)

the Account is evidenced by an invoice rendered to the applicable Account Debtor and the Account does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than fifteen percent (15%) of the aggregate Dollar amount of invoices owing by a particular Account Debtor are ineligible pursuant to the foregoing clause, then all Accounts owing by that Account Debtor shall be deemed ineligible;

(o)	the Account is not an Account that Lender has determined may not be paid by reason of the Account Debtor’s financial condition or inability to pay;
(p)	the Account does not arise from the sale of goods which remain in the possession or under the control of any Borrower;
(q)	the sale represented by such Account is denominated in Dollars;
(r)

all representations and warranties contained in this Agreement or each other Loan Document with respect to Accounts or receivables in general, or to such Account in particular, are true and correct with respect to such Account;

(s)

for Accounts owing by any Account Debtor which is not a Governmental Authority, to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds twenty percent (20%) of all aggregate Accounts of the Borrowers, but only to the extent of such excess; and

(t)	the Account is otherwise acceptable to Lender in its Permitted Discretion.

“Environmental Laws” means all federal, state and local laws and implementing regulations, now or hereafter effective during the term of this Agreement, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Such laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (b) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., including the statutes regulating underground storage tanks, 42 U.S.C. 6991 6991h, (c) the Clean Air Act, 42 U.S.C. 7401 et seq., (d) the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., including the statute regulating the National Pollutant Discharge Elimination System, 33 U.S.C.

§ 1342, (e) the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq., (f) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. and (g) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as such laws have been or hereafter may be amended.

“Equity Interest” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and/or units, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) all warrants, options or other rights to acquire any of the interests described in clauses (a) through (e) (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (a) through (e)).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any of the events described in Section 7.01 of this Agreement.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or its Affiliate or required to be withheld or deducted from a payment to the Lender or its Affiliate: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender or its Affiliate being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan, letter of credit or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan, letter of credit or Commitment or (ii) the Lender changes its lending office, except to the extent that amounts with respect to such Taxes were payable to the Lender immediately before it changed its lending office, and (c) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Financial Statements” includes, but is not limited to, balance sheets and income statements, in each case, of the Borrowers and their respective Subsidiaries, prepared in accordance with GAAP.

“Funding Account” has the meaning assigned to such term in Section 6.01(a).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the date hereof) and for the period as to which such accounting principles are to apply.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision, or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or any indemnification obligations entered into in the ordinary course of business.

“Guarantors” (and individually, a “Guarantor”) means, each Loan Party other than the Borrowers.

“Guaranty” means each separate Guarantee, in form and substance reasonably satisfactory to the Lender, delivered by each Guarantor.

“Highest Lawful Rate” means the maximum rate of interest which may be charged the Borrowers by the Lender under applicable state or federal usury law or regulation or any other law or regulation, however characterized, limiting the rate of interest which may be charged to limited liability companies.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Intellectual Property” means property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, trade name, mask work, trade secret, design right, assumed name or license or other right to use any of the foregoing under applicable law.

“Interest Payment Date” means with respect to any Advance, the fifth (5th) day of each calendar month beginning August 5, 2021, and, to the extent interest on such Advance remains unpaid, the Maturity Date.

“Interest Rate Agreement” means any interest rate hedging agreement, interest rate swap agreement, interest rate cap agreement or other interest rate protection agreement or arrangement designed to protect a Borrower against fluctuations in interest rates, including, but not necessarily limited to, any such agreement which is evidenced by the Master Agreement format utilized from time to time by the International Swap Dealers Association, Inc., together with appropriate schedule and confirmation materials.

“Interest Rate Agreement Obligations” has the meaning set forth in the definition of “Obligations”.

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by that Person of any Debt, Equity Interests or other securities, or of a beneficial interest in any Debt, Equity Interests or other securities, issued by any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Debt to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

“Lender” means Live Oak Banking Company, a North Carolina banking corporation, in its individual capacity, and its successors.

“Lien” means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as in effect in any jurisdiction, or any other similar recording or notice statute, and any lease having substantially the same effect as the foregoing, but excluding any equipment operating leases and any precautionary filings related thereto).

“Lien Waiver Agreement” means an agreement which is executed in favor of the Lender by a Person who owns or occupies premises at which Collateral may be located from time to time, in form and substance reasonably satisfactory to the Lender.

“Loan Documents” means, collectively, this Agreement, the Notes, the Collateral Documents, and all other instruments, agreements and documents executed and delivered or to be delivered by any Borrower or any Guarantor in favor of the Lender pursuant to or by virtue of this Agreement, as each of the foregoing may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

“Loan Parties” means the Borrowers and any other Person who becomes a party to this Agreement at closing or pursuant to a joinder agreement and any other Person executing or otherwise becoming party to a Guaranty (other than Lender) and their respective successors and assigns, and the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the Revolving Loan, and any and all other loans and financial accommodations made by the Lender to the Borrowers pursuant to this Agreement; “Loan” means each of the Loans individually.

“Lock Box” has the meaning assigned to such term in Section 2.08.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition or assets of the Borrowers, (b) the ability of the Borrowers to pay or perform the Obligations, (c) the validity or enforceability of any of the Loan Documents, or any material provision thereof or any transaction contemplated thereby, or (d) the rights and remedies of the Lender under any of the Loan Documents.

“Maturity Date” means the earlier of (a) the Revolving Credit Maturity Date, and (b) that date upon which the Lender accelerates payment of any or all of the Loans in accordance with Section 7.02 of this Agreement.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by any Borrower or any member of the Controlled Group.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by an Authorized Officer).

“Notes” means the Revolving Note and any and all other notes now or hereafter existing that evidence any Loan; “Note” means each of the Notes individually.

“Obligations” means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed to the Lender or any Affiliate of the Lender by any Borrower, and arising under, by virtue of or pursuant to any of this Agreement, the Notes, or any other Loan Documents, together with all costs, expenses and reasonable out-of-pocket attorneys’ fees incurred by the Lender or any Affiliate of the Lender in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by the Lender or any Affiliate of the Lender owed to some other Person but excluding the Excluded Swap Obligations. The term “Obligations” includes without limitation (a) Bank Product Obligations, (b) obligations arising or incurred under any letter of credit, and (c) all obligations, indebtedness, liabilities and expenses (i) arising pursuant to or in connection with any Interest Rate Agreement, interest rate swap transaction, basis swap, forward rate transaction, interest rate option, price risk hedging transaction or any similar transaction between any Borrower and the Lender or any Affiliate of the Lender (collectively, the “Interest Rate Agreement Obligations”) or (ii) relating to overdrafts or any ACH Transaction with respect to any account maintained by any Borrower with the Lender or any Affiliate of the Lender.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate substantially in form and substance as Exhibit A attached hereto, signed by an Authorized Officer confirming that all of the representations and warranties contained in Section 3.01 (other than Section 3.01(d)) are true and correct in all material respects as of the date of such certificate except to the extent such representation and warranty relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date and with the further exceptions that all other representations will be construed to have been amended to conform with any changes of which the Borrowers shall have previously given the Lender notice in writing. The Officer’s Certificate shall further confirm that the most current Financial Statements provided by Borrowers to the Lender were prepared in accordance with GAAP and present fairly in all material respects the financial position of Borrowers and their respective Subsidiaries as of the dates thereof and the results of the operations of Borrowers for the periods covered, subject to normal year-end audit adjustments and the absence of footnotes, and that since the date of the most current Financial Statements provided by the Borrowers to the Lender there has been no Material Adverse Effect. The Officer’s Certificate shall further confirm that no Default or Event of Default shall have occurred and be continuing as of the date of the Officer’s Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Borrowers to correct it. In addition, the Officer’s Certificate shall calculate the financial covenants stated in Section 5.03, as applicable. Such Officer’s Certificate shall relate the financial covenants to the quarter end figures shown in the latest quarterly Financial Statements furnished to the Lender, and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Lender.

“Organizational Documents” means, with respect to any Person as applicable, the certificate or articles of incorporation, articles of organization, certificate of formation, bylaws, operating agreement, limited liability company agreement, partnership agreement, or such other comparable documents or agreements respecting the formation, organization and governance of such Person.

“Other Connection Taxes” means, with respect to the Lender or its Affiliate, Taxes imposed as a result of a present or former connection between the Lender or its Affiliate and the jurisdiction imposing such Taxes (other than a connection arising from the Lender or its Affiliate having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan, letter of credit, or any Loan Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning assigned to such term in Section 9.08(b).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as it may be amended from time to time.

“Payment Control Account” has the meaning assigned to such term in Section 2.08.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Liens” means liens permitted under Section 5.02(b).

“Person” means an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means an employee pension benefit plan as defined in ERISA maintained, contributed to by any Borrower or with respect to which any Borrower or any other Loan Party has liability.

“Prepayment Event” means:

(a)any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Borrower, other than dispositions described in Section 5.02(e), in an amount in excess of $50,000 per annum; or

(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower with a fair value immediately prior to such event equal to or greater than $50,000; or

(c)the incurrence by any Borrower of any Debt, other than Debt permitted under Section 5.02(j).

“Prime Government Contracts” means an Account owed directly to any Borrower by a Governmental Authority for services performed by such Borrower as a prime contractor.

“Prime Rate” means, for any day, a fluctuating rate per annum equal to the “prime rate” as quoted by the Wall Street Journal or similar publication. Such rate shall be adjusted quarterly on the first Business Day of each calendar quarter. The Prime Rate is not necessarily the lowest rate charged by Lender on its loans. If the Prime Rate becomes unavailable, Lender may designate a substitute rate after notifying the Borrowers. Lender will inform the Borrowers of the current Prime Rate upon the Borrowers’ request. Each Borrower understands that Lender may make loans based on rates other than the Prime Rate.

“Related Party” means with respect to any Person, such Person’s Affiliates and the officers, directors, partners, members, employees, agents, trustees, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” is used as defined in Section 101(22) of CERCLA.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043 of ERISA that it be notified within 30 days before or after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reserves” means, as of any date of determination, an amount or a percent of a specified category or item that Lender, in its Permitted Discretion, establishes from time to time to reduce availability under the Borrowing Base (a) to reflect events, conditions, contingencies or risks which affect the assets, business or prospects of the Borrowers, or the Collateral or its value, or the enforceability, perfection or priority of Lender’s Lien in the Collateral, (b) to reflect Lender’s judgment that any collateral report or financial information relating to the Borrowers and furnished to Lender may be incomplete, inaccurate or misleading in any material respect, (c) in respect of any state of facts which does or would with notice or passage of time or both, constitute an Event of Default, (d) to reflect liability, contingent or otherwise, of Lender or any Affiliate of Lender to any third party in connection with any Bank Product or Interest Rate

Agreement, or (e) to reflect conditions, contingencies or risks in connection with Bank Products or Interest Rate Agreement offered by Lender or any Affiliate of Lender to the Borrowers.

“Revolving Advance” means an Advance of the Revolving Loan.

“Revolving Commitment” means, the commitment of the Lender to make Revolving Advances, in an aggregate amount not exceeding $15,000,000.

“Revolving Credit Maturity Date” means June 15, 2022 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Revolving Exposure” means, at any time, the aggregate outstanding principal amount of Lender’s Revolving Advances at such time.

“Revolving Loan” means the Loan made pursuant to Section 2.01.

“Revolving Note” means the promissory note executed by the Borrowers evidencing the Borrowers’ obligation to repay the Revolving Loan, as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the OFAC or the U.S. Department of State.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, executed by the Borrowers in favor of the Lender, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“Subordinated Debt” means any unsecured Debt owed by any Borrower to any Person, the payment of which Debt is subordinated to the Obligations pursuant to a subordination agreement which is in form and substance as reasonably approved and agreed to in writing by the Lender and its counsel.

“Sub-Prime Government Contracts” means an Account owed by an Account Debtor for services performed by any Borrower as a subcontractor of such Account Debtor under a contract between such Account Debtor and a Governmental Authority.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other business entity (whether now existing or hereafter organized or acquired) over which the Person exercises control, provided that it shall be conclusively presumed that the Person exercises control over any such entity (a) if more than 50% of the Equity Interests in such entity is owned by the Person, directly or indirectly or (b) if at least a majority of the securities of each class having ordinary voting power for the election of directors (other than securities which have such power only by reason of the happening of a contingency) at the time as of which the determination is being made, is owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof.

“Swap Obligation” means, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax Distributions” means Distributions to the holders of any Borrower’s Equity Interests in the amount of state and federal income tax paid or to be paid by such holders on taxable income earned by such Borrower and attributable to such holders as a result of such Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to such holders from or through such Borrower.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) a Reportable Event with respect to any Benefit Plan, (b) the withdrawal of any Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which such Borrower or such Controlled Group member was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of any Borrower or any member of the Controlled Group, (c) the imposition of an obligation on any Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate a Benefit Plan, (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or (f) the partial or complete withdrawal of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

Section 1.03Construction of Terms. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Wherever the phrase “to the Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or other Loan Documents, such phrase shall mean and refer to the actual or implied knowledge of a senior officer of any Borrower.

Section 1.04Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

Borrowing Terms

Section 2.01Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Advances in dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount not in excess of Availability. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Advances.

Section 2.02[Reserved].

Section 2.03Requests for Borrowings. To request a Borrowing, the Borrowers shall notify the Lender of such request either in writing (delivered by hand, fax, e-mail or other electronic system approved by Lender) in a form approved by the Lender and signed by the Borrowers or by telephone, not later than noon (Wilmington, North Carolina time) on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or an electronic communication to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrowers. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(a)the aggregate amount of the requested Borrowing, and a breakdown of the separate wires comprising such Borrowing; and

(b)the date of such Borrowing, which shall be a Business Day.

Section 2.04[Reserved].

Section 2.05[Reserved].

Section 2.06[Reserved]

Section 2.07Funding of Borrowing. The Lender shall make each Advance to be made hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 5:00 p.m., Eastern time. The Lender will make such Advances available to the Borrowers by promptly crediting the funds to the Funding Account(s).

Section 2.08Collections. Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to either (a) a post office box designated by, under the control of, and governed by the lockbox instructions given by Lender to such Borrower (the “Lock Box”), (b) at a branch office of Lender, or (c) the Payment Control Account (as defined below). Each Borrower shall establish an account (the “Payment Control Account”) in Lender’s name, for the benefit of such Borrower, at a branch office of Lender, into which all such payments received in the Lock Box or at a branch office of Lender shall be deposited, and into which such Borrower will promptly deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash, check or electronically. If any Borrower, any Affiliate, Subsidiary, shareholder, officer, director, employee or agent of a Borrower, or any other Person acting for or in concert with any Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower or other Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, promptly upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Payment Control Account. Each Borrower agrees that all payments made to such Payment Control Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement. Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Payment Control Account. All of such fees, costs and expenses if not paid by the Borrowers, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by the Borrowers upon demand, and, until paid, shall bear interest at the Default Rate applicable to Revolving Advances hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by each applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on each applicable Borrower’s behalf. For the purpose of this Section 2.08, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which such Borrower’s mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

Section 2.09Termination of Commitments.

(a)Unless previously terminated, the Revolving Commitment shall terminate on the Revolving Credit Maturity Date.

(b)The Borrowers may at any time terminate the Revolving Commitment upon (i) the payment in full of all outstanding Revolving Advances, together with accrued and unpaid interest thereon, (ii) the payment in full of the accrued and unpaid fees, and (iii) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c)The Borrowers shall notify the Lender of any election to terminate the Revolving Commitment under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitment delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving Commitment shall be permanent.

Section 2.10Repayment and Amortization of Loans; Evidence of Debt.

(a)Each Borrower hereby unconditionally, jointly and severally, promises to pay to the Lender the then unpaid principal amount of each Revolving Advance on the Maturity Date.

(b)[Reserved].

(c)[Reserved].

(d)[Reserved].

(e)The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrowers to the Lender resulting from each Advance made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(f)The entries made in the accounts maintained pursuant to paragraph (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of the Lender to maintain such accounts or any error therein (other than manifest error) shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(g)The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to the Lender a promissory note payable to the Lender (or, if requested by the Lender, to the Lender and its registered assigns) and in a form approved by the Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form.

Section 2.11Prepayment of Loans.

(a)The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (e) of this Section.

(b)In the event and on such occasion that the Revolving Exposure exceeds the lesser of (A) the Revolving Commitment, and (B) the Borrowing Base, the Borrowers shall prepay the Revolving Advances in an aggregate amount equal to such excess.

(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of any Borrower in respect of any Prepayment Event, the Borrowers shall, promptly after such Net Proceeds are received by any Borrower (but in any event no later than five (5) Business Days thereafter), prepay the Obligations as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrowers shall deliver to the Lender a certificate of an Authorized Officer to the effect that the Borrowers intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Borrowers, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied or a contract to so apply the Net Proceeds has not been entered into by the end of such 180 day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied; provided further that the Borrowers shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) with respect to Net Proceeds of any asset sale or other disposition (other than a casualty event or other insured damage of any property or asset) in any fiscal year in an aggregate amount in excess of $50,000.

(d)All prepayments required to be made pursuant to Section 2.11(c) shall be applied to prepay the Revolving Advances without a corresponding reduction in the Revolving Commitment.

(e)The Borrowers shall notify the Lender by telephone (confirmed by fax), of any prepayment under this Section, not later than 1:00 p.m., Eastern time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitment as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

Section 2.12Fees.

(a)If the Maturity Date is extended to a date after the first anniversary of the Closing Date (as any such extension may be requested by Borrower and approved by the Lender in its sole discretion) at the sole discretion of the Lender, the Borrowers agree to pay to the Lender an annual servicing fee in the amount of $15,000, due annually on each anniversary of the Closing Date.

(b)The Borrowers agree to pay to the Lender an unused line fee of a quarter percent (0.25%) per annum of the difference between (i) the Revolving Commitment and (ii) the average daily balance of the Revolving Advances outstanding for each quarter, which fee shall be fully earned by the Lender and payable quarterly in arrears on the fifth (5th day) of each calendar quarter. Said fee shall be calculated on the basis of a 360 day year.

(c)The Borrowers agree to pay to the Lender, on the Closing Date an origination fee in the amount of $75,000.

(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Lender. Fees paid shall not be refundable under any circumstances.

Section 2.13Interest.

(a)The Advances comprising each Revolving Advance shall bear interest at a rate per annum equal to the greater of: (i) the Prime Rate plus 1.00%, and (ii) 4.00%.

(b)[Reserved].

(c)Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the Lender may, at its option, by notice to the Borrowers, declare that (i) all Loans shall bear interest at the Default Rate or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 3.50% per annum plus the rate applicable to such fee or other obligation as provided hereunder.

(d)Accrued interest on each Advance (for Advances, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Advances, upon termination of the Revolving Commitment; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e)All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Prime Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

Section 2.14[Reserved].

Section 2.15Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, the Lender; or

(ii)impose on the Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by the Lender or any letter of credit; or

(iii)subject the Lender to any Taxes other than (A) Indemnified Taxes, and (B) the imposition of, or any change in the rate of, Excluded Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing, converting into or maintaining any Advance (or of maintaining its obligation to make any such Advance) or to increase the cost to the Lender of participating in, issuing or maintaining any letter of credit or to reduce the amount of any sum received or receivable by the Lender, hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)If the Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Advances made by, the Lender, or the letters of credit issued by the Lender, to a level below that which the Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph

(a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16[Reserved].

Section 2.17Taxes.

(a)Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17), the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for, Other Taxes.

(c)Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 2.17, the Borrowers shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Lender.

(d)Indemnification by the Borrowers. The Borrowers shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Lender shall be conclusive and binding absent manifest error.

(e)[Reserved].

(f)[Reserved].

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party’s obligations under this Section 2.17 shall survive any assignment of rights by the Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18Payments Generally; Allocation of Proceeds.

(a)The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees, or of amounts payable under Sections 2.15 or 2.17, or otherwise) prior to 2:00 p.m., Eastern time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)Any proceeds of Collateral received by the Lender (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Lender so elects, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Lender from the Borrowers (other than in connection with Bank Product Obligations or Interest Rate Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lender from the Borrowers (other than in connection with Bank Product Obligations or Interest Rate Agreement Obligations), third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and to pay any amounts owing with respect to Interest Rate Agreement Obligations, ratably, fifth, to the payment of any amounts owing in respect of Bank Product Obligations, and sixth, to the payment of any other Obligation due to the Lender from the Borrowers or any other Loan Party. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

(c)At the election of the Lender, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Sections 9.03 and 9.11), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrowers pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Lender. Each Borrower hereby irrevocably authorizes (i) the Lender to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Advances, and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, and (ii) the Lender to charge any deposit account of any Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)Each Borrower consents and agrees, to the extent it may effectively do so under applicable law, that any lender acquiring a participation may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such lender were a direct creditor of the Borrowers in the amount of such participation.

(e)[Reserved].

(f)[Reserved].

(g)The Lender may from time to time provide the Borrowers with account statements or invoices with respect to any of the Obligations (the “Statements”). The Lender is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Lender of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Lender’s right to receive payment in full at another time.

Section 2.19[Reserved].

Section 2.20[Reserved].

Section 2.21Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

ARTICLE III

Representations and Warranties

Section 3.01Representations and Warranties. To induce the Lender to make the Loans, each Borrower, jointly and severally, represents and warrants to the Lender as follows:

(a)Existence and Authority. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower is qualified to do business in every other jurisdiction in which: (i) the nature of the business conducted by it or the character or location of properties owned or leased by it, make such qualification necessary and (ii) the failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

(b)Authorization/No Conflict. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the performance by each Loan Party of its obligations under this Agreement and the other Loan

Documents (i) are within the organizational powers of such Borrower, have been duly authorized by all necessary organizational action, and do not and will not materially contravene or conflict with any provision of the Organizational Documents of such Borrower and (ii) except as would not reasonably be expected to have a Material Adverse Effect, have received any required governmental or regulatory agency approvals and do not and will not materially contravene or conflict with any provision of law or of any agreement binding upon such Loan Party.

(c)Validity and Binding Nature. This Agreement and all of the other Loan Documents to which a Loan Party is a party are the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

(d)Financial Statements and Financial Information. All Financial Statements delivered by the Borrowers to the Lender shall be prepared in accordance with GAAP. Subject to the foregoing exceptions, such Financial Statements present fairly in all material respects the financial position of the Borrowers and their respective Subsidiaries as of the date thereof and the results of its operations for the periods covered subject to, in the case of monthly or quarterly balance sheets and related statements, the absence of footnotes and year-end adjustments; provided that, in the case of projections, such projections are subject to good faith estimates and assumptions believed to be reasonable as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein, it being acknowledged and agreed by all parties hereto that projections as to future events are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material. Since the date of the most current Financial Statements provided to the Lender there has been no Material Adverse Effect on the financial position of any Borrower or Loan Party.

(e)Litigation and Contingent Liabilities. No litigation, arbitration proceedings or governmental proceedings are pending or to such Borrower’s knowledge threatened in writing against any Loan Party, which could reasonably be expected to cause or result in a Material Adverse Effect. No Borrower has any material contingent liabilities not provided for or disclosed in the Financial Statements referred to in Section 3.01(d) above.

(f)Liens. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Lender, and such Liens, upon the filing of appropriate Uniform Commercial Code financing statements in the appropriate governmental offices and/or the obtaining of “control” (as defined in the UCC) of the Collateral, constitute perfected and continuing Liens on the Collateral that may be perfected under the UCC (in effect on the date this representation is made) by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, in each case prior and superior in right to any other Person, securing the Obligations, enforceable against the Borrowers, the Loan Parties and all third parties, and having priority over all other Liens on the Collateral except (i) Permitted Liens, (ii) Liens perfected only by possession (including possession of any certificate of title) to the extent the Lender has not obtained or does not maintain possession of such Collateral, or (iii) to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

(g)ERISA. Except as would not be expected to result in a Material Adverse Effect, each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each Borrower is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA and the Code with respect to all Plans. Neither any Borrower nor, to such Borrower’s knowledge, any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code with respect to any Plan that would be expected to result in a material liability to any Borrower. Neither any Borrower nor, to such Borrower’s knowledge, any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event. No Benefit Plan of any Borrower or its Subsidiaries has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived.

(h)Payment of Taxes. Each Loan Party has filed or timely requested an extension for filing all federal and material state and local tax returns and tax related reports which it is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Such Loan Party knows of no proposed material tax assessment against any Loan Party, or of any Loan Party’s property, (i) for which adequate provision has not been made on its books in accordance with GAAP, or (ii) that would be reasonably be expected to result in a Material Adverse Effect to a Loan Party.

(i)Labor Matters. As of the Closing Date, no Borrower is a party to any collective bargaining agreement. As of the Closing Date, no attempt to organize the employees of any Borrower, and no labor disputes, strikes or concerted walkouts affecting the operations of any Borrower, is pending, or, to such Borrower’s knowledge, threatened in writing.

(j)Fiscal Year/EIN. The fiscal year of each Borrower ends on December 31. The tax identification number of X Energy is 27-4661265, and the tax identification number of X-Energy Reactor is 83-2894000.

(k)Investment Company Act. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l)Regulations T, U and X. No Borrower is principally engaged in, nor is one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U promulgated by the Board. After applying the proceeds of the Loans, not more than twenty-five percent (25%) of the assets of any Borrower consist of margin stock, within the contemplation of Regulation U, as amended. No Borrower shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry margin stock or to extend any credit to others to purchase or carry margin stock or in any manner that violates Regulations T, U or X of the Board.

(m)Environmental Matters.

(i)Except as disclosed on Schedule 3.01(m):

(A)the operations of each Borrower comply in all material respects with Environmental Laws;

(B)to such Borrower’s knowledge, each Borrower has all permits, licenses or other authorizations required under Environmental Laws and is in material compliance with such permits;

(C)neither any Borrower nor any of property or operations of any Borrower, or, to such Borrowers’ knowledge, any of past property or operations of any Borrower, are subject to or the subject of, any investigation known to the Borrowers, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (1) any material violation of Environmental Laws; (2) any remedial action; or (3) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

(D)there is not now, nor to such Borrower’s knowledge has there ever been, on or in the property of any Borrower any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material which in any such case could reasonably be expected to result in material liability for any Borrower; and

(E)No Borrower has material contingent obligations in connection with any Release or threatened Release of a Contaminant into the environment.

(ii)For purposes of this Section 3.01(m), “material” means any noncompliance or basis for liability which could reasonably be expected to cause or result in a Material Adverse Effect.

(n)Subsidiaries. Schedule 3.01(n) sets forth, as of the Closing Date (i) a true and complete listing of each class of each Borrower’s and its Subsidiaries’ authorized Equity Interests, of which all of such issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.01(n), and (ii) the type of entity of each Borrower and its Subsidiaries. All of the issued and outstanding Equity Interests owned by each Borrower and its Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

(o)Real Estate. No Borrower is in default under any of its leases of real property which could reasonably be expected to result in a Material Adverse Effect.

(p)Accuracy of Information. No written information, exhibit or report (other than projections, budgets, estimates and forward-looking information and information of a general economic or general industry nature) furnished by the Borrowers to the Lender in connection with the negotiation of, or compliance with, the Loan Documents concerning the Loan Parties contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

(q)Material Agreements. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to cause or result in a Material Adverse Effect.

(r)Compliance with Laws. Each Loan Party has complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of its business or the ownership of its property, except for any failure to comply with any of the foregoing which would not reasonably be expected to cause or result in a Material Adverse Effect. Each Borrower has implemented or promptly following the Closing Date will implement and maintain in effect policies and procedures designed to ensure compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, and each Loan Party, its Subsidiaries and their respective officers and employees and, to the knowledge of each Loan Party, its directors and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (i) any Loan Party, any Subsidiary or, to the knowledge of any such Loan Party or Subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No use of proceeds or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws, Anti-Money Laundering Laws, Anti-Terrorism Laws, or applicable Sanctions. As of the Closing Date, the information included in any Beneficial Ownership Certification with respect to the Borrowers submitted to the Lender is true and correct in all respects.

(s)Solvency. Immediately after the consummation of the Advances to occur on the date hereof and immediately following the making of such Advances, if any, made on the date hereof and after giving effect to the application of the proceeds of such Advances, (i) the fair value of the assets of each Borrower will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Borrower; (ii) the present fair saleable value of the property of each Borrower will be greater than the amount that will be required to pay the probable liability of such Borrower on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Borrower will have capital that is not unreasonably small with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(t)Insurance. Each Borrower maintains insurance policies and programs reasonably consistent with prudent industry practice.

Section 3.02Supplemental Disclosure. At any time at the request of the Lender and at such additional times as the Borrowers determine, the Loan Parties shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the Closing Date, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. If any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are restricted or prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by the Lender, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Lender of any Event of Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits or similar restrictions contained in this Agreement or any of the other Loan Documents.

Section 3.03Full Disclosure/Survival of Representations and Warranties. Each Loan Party represents and warrants to the Lender that none of the written statements, representations or warranties furnished by it to the Lender in connection with this Agreement or any other of the Loan Documents contain, or will contain, any untrue statement or omit, or will omit, a material fact necessary to make the statements contained therein or herein, in light of the circumstances when made, not misleading, provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date. All representations and warranties made by the Loan Parties under or in connection with any of the Loan Documents shall survive the making of the Loans, notwithstanding any investigation made by the Lender or on the Lender’s behalf.

ARTICLE IV

Security for Obligations

Section 4.01Collateral for the Obligations. Until paid in full, the Obligations will be secured and supported by the following:

(a)Security Agreement. The Obligations shall be secured by a valid and enforceable first priority security interest and Lien in and to all personal property of X Energy, tangible and intangible, now existing or hereafter acquired or arising, including, without limitation, all equipment, inventory, accounts receivable, investment property and general intangibles and all proceeds and products thereof, as well as 100% of the common Equity Interests of the present and subsequently acquired domestic Subsidiaries of X Energy (collectively, the “Collateral”), which security interest shall be granted to the Lender by the Collateral Documents, subject only to Permitted Liens. In the event X Energy owns or acquires tangible or intangible personal property that Lender deems is covered as Collateral by the Collateral Documents or in which the Lender deems its security interest is or may not be perfected, each Borrower covenants and agrees promptly, upon the reasonable request of the Lender, to execute such other security instruments and documents and take such other actions as the Lender may reasonably require to grant to the Lender a perfected security interest therein, all of which security instruments and documents shall be in form and substance reasonably satisfactory to the Lender and its counsel.

(b)Other Collateral. The Obligations shall be secured by such other collateral as may be pledged and granted by the Loan Parties or any other Person to the Lender as additional collateral for the Obligations.

(c)Guaranties. The Guaranties provided by the Guarantors.

ARTICLE V

Affirmative and Negative Covenants

Section 5.01Affirmative Covenants. Until all Obligations terminate or are paid and satisfied in full (other than Unliquidated Obligations), and for so long as the Borrowers are entitled to receive any Advance, unless the Lender shall otherwise agree in writing, each Loan Party, jointly and severally, agrees to observe each of the following covenants:

(a)Existence. Each Borrower shall (i) preserve and maintain its limited liability company existence in its jurisdiction of organization and in such other states where the failure to qualify and maintain qualification could cause or result in a Material Adverse Effect, and (ii) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business where the failure to preserve and maintain the same could reasonably be expected to cause or result in a Material Adverse Effect.

(b)Reports, Certificates and Other Information. The Borrowers shall furnish or cause to be furnished to Lender the following Financial Statements, certificates and other information, in form reasonably satisfactory to the Lender:

(i)Annual Statements. Within 120 days after the close of each fiscal year of the Borrowers, annual consolidating and consolidated Financial Statements for the Consolidated Group showing their financial condition and results of operations as at the close of such fiscal year and for such fiscal year, which for each fiscal year shall be prepared in accordance with GAAP, with such Financial Statements to be audited by independent certified public accountants (without a “going concern” or like qualification, commentary or exception other than with respect to a going concern based solely on the fact that the audit relates to the year immediately prior to, or including, the scheduled maturity of the Obligations or Subordinated Debt, and without any qualification or exception as to the scope of such audit) approved by the Lender (which approval shall not be unreasonably withheld), which Financial Statements shall present fairly in all material respects the financial position of the Consolidated Group as of the date of such Financial Statements and the results of their operations and changes in financial position for the period covered thereby, all in accordance with GAAP.

(ii)[Reserved].

(iii)Interim Monthly Statements. Within 30 days after the end of each calendar month, internally prepared consolidating and consolidated Financial Statements for the Consolidated Group showing their financial condition and results of operations as at, and for such calendar month and year to date, and setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all in reasonable detail, and certified to the Lender by an Authorized Officer.

(iv)Quarterly Officer’s Certificates (Covenant Compliance Certificate). Within 30 days after the end of each calendar quarter ending after the Closing Date, an Officer’s Certificate.

(v)Contract Backlog Report. Within 30 days after the end of each calendar quarter ending after the Closing Date, a detailed contract backlog report for the

Borrowers, with such supporting materials as the Lender shall reasonably request, and with such report to be in form and substance reasonably acceptable to the Lender in its Permitted Discretion

(vi)Orders. Prompt notice of any material orders in any material proceedings to which any Loan Party is a party, issued by any court or regulatory agency, federal or state, and if the Lender should so request, a copy of any such order.

(vii)Notice of Default or Litigation. Promptly (and in any event within five (5) Business Days) upon learning of the occurrence of (A) a Default or Event of Default, (B) the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding against a Loan Party which is material to any Loan Party, or (C) the occurrence of any event which could cause or result in a Material Adverse Effect, written notice thereof describing the same and the steps being taken with respect thereto.

(viii)Accounts Receivable Aging. Within fifteen (15) days after the end of each such calendar month ending after the date of this Agreement commencing with the month first full calendar month following the Closing Date, a detailed Accounts aging report with an accompanying reconciliation to the prior Accounts aging report delivered to the Lender, each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Section 5.01(b)(iii) above, with supporting materials as the Lender shall reasonably request, and with such reports to be in form and substance reasonably acceptable to the Lender in its Permitted Discretion.

(ix)Accounts Payable Aging. Within fifteen (15) days after the end of each such calendar month ending after the date of this Agreement commencing with the month first full calendar month following the Closing Date, a report with agings for the accounts payable with an accompanying reconciliation to the prior accounts payable aging report delivered to the Lender, each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Section 5.01(b)(iii) above, and with such report to be in form and substance reasonably acceptable to the Lender in its Permitted Discretion.

(x)Monthly Borrowing Base Certificates. At any time there is an outstanding balance on the Revolving Loan during any calendar month, within fifteen (15) days after the end of each such calendar month ending after the date of this Agreement, commencing with the month first full calendar month following the Closing Date, a Borrowing Base Certificate certified to the Lender by an Authorized Officer of the Borrowers, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby.

(xi)Projections. Within thirty (30) days following the end of each fiscal year of the Borrowers, a copy of the plan and forecast (including a projected balance sheet, income statement and cash flow statement) of the Borrowers and their consolidated Subsidiaries for each month of the upcoming fiscal year in form reasonably satisfactory to the Lender.

(xii)Beneficial Ownership. Prompt notice of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(xiii)Bank Statements. Simultaneously with the Financial Statements provided pursuant to Section 5.01(b)(iii) above, account statements for the most recent month-end for each Deposit Account held by any Borrower at a financial institution other than Lender.

(xiv)Tax Returns. As soon as possible and in any event within 30 days of the timely filing thereof, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service.

(xv)[Reserved].

(xvi)Other Information. From time to time such other written information, data and documents concerning each Loan Party as Lender may reasonably request.

(c)Books, Records and Inspections. At all reasonable times and as often as the Lender may reasonably request, permit authorized representatives of the Lender, upon reasonable prior notice and during normal business hours, to: (i) have access to the Collateral and to the financial records of the Borrowers and other records relating to the operations and procedures of the Borrowers, and (ii) discuss the affairs, finances and accounts of the Borrowers with, and be advised as to the same by, the Authorized Officers of the Borrowers, all as shall be relevant to the performance or observance of the terms, covenants and conditions of this Agreement and the other Loan Documents or the financial condition of the Borrowers; provided, however, that the Lender’s activities in such regards are conducted in a fashion designed to minimize disruptions to the Borrowers’ ongoing business operations. The Borrowers shall pay all reasonable costs and expenses incurred by the Lender in connection with examinations and audits.

(d)Insurance. (i) In addition to any insurance required by any other Loan Documents, without duplication, maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated to the Borrowers, with the Lender named additional insured and lender loss payee on any such insurance policy under a standard lender loss payable clause, as applicable, and (ii) upon the Lender’s reasonable request, provide to the Lender a certificate of insurance from the insurer for each such policy.

(e)Taxes and Liabilities. Each Loan Party shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

(f)Compliance with Legal and Regulatory Requirements. Each Loan Party shall maintain material compliance with the applicable provisions of all federal, state and local laws, statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder except as would not reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, each Borrower shall (i) ensure, and cause each of its Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls such Borrower or any such Subsidiary is or shall be listed as a Sanctioned Person, (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or the U.S. Department of State or any enabling statute or executive order relating thereto, and (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended, Anti-Corruption Laws and Anti-Money Laundering Laws.

(g)Banking Relationships. Within thirty (30) days following the Closing Date (or such later date as may be acceptable to Lender in its sole discretion), if requested by Lender, the Borrowers shall provide to the Lender a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of any Borrower.

(h)Employee Benefit Plans. Each Borrower shall maintain any Plan in material compliance with ERISA, the Code and all rules and regulations of regulatory authorities pursuant thereto and shall file all reports required to be filed pursuant to ERISA, the Code and such rules and regulations except as would not reasonably be expected to have a Material Adverse Effect.

(i)Contaminants. Each Borrower shall cause any Contaminants which are now or hereafter used or generated in the operations of such Borrower in reportable quantities to be accounted for and disposed of in compliance with all Environmental Laws and other applicable federal, state and local laws and regulations except as would not reasonably be expected to have a Material Adverse Effect. The Borrowers shall notify the Lender promptly upon obtaining knowledge that:

(i)any premises which have at any time been owned or occupied by or have been under lease to any Borrower are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Contaminants, the purpose of which investigation is to quantify the levels of Contaminants located on such premises; or

(ii)any Borrower has been named or is threatened in writing to be named as a party responsible for the possible contamination of any real property or groundwater with Contaminants, including, but not limited to the contamination of past and present waste disposal sites.

If any Borrower is notified of any event described in Sections 5.01(i)(i) or (ii) above which could reasonably be expected to have a Material Adverse Effect, the Borrowers shall, at the reasonable request of the Lender, engage a firm or firms of engineers or environmental consultants appropriately qualified to determine the extent of contamination and the potential financial liability of the Borrowers with respect thereto, and the Lender shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Borrowers, and the Borrowers shall promptly establish reserves for the potential financial liability of the Borrowers in accordance with GAAP. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Lender, which approval shall not be unreasonably withheld or delayed.

(j)Property/Leases. Each Borrower will keep and maintain all property material to the conduct of its business in working order and condition, ordinary wear and tear, casualty and condemnation excepted, subject to any sale or other transfer permitted pursuant to the terms of Section 5.02. Each Borrower shall maintain in full force and effect, without any material defaults by such Borrower thereunder, all leases of real property upon which any of its facilities are located that are necessary for the conduct of its business except as would not reasonably be expected to have a Material Adverse Effect, and the Borrowers shall promptly notify the Lender in writing of any notice of default or other notice or event which may materially adversely affect continued occupancy and other rights under any of such leases by any Borrower.

(k)Additional Collateral. (i) Subject to applicable law, each Borrower will cause any domestic Subsidiaries formed or acquired after the date of this Agreement to become a guarantor of the Obligations by executing a guaranty in form and substance reasonably satisfactory to the Lender or a joinder to this Agreement, and to grant first priority Liens to the Lender in all property of such Subsidiary pursuant to security documents in form and substance reasonably satisfactory to the Lender; (ii) each Borrower will cause (1) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries (other than any domestic foreign subsidiary holding company) and (2) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each foreign Subsidiary or domestic foreign subsidiary holding company owned by any Borrower to be subject at all times to a first priority, perfected Lien in favor of the Lender pursuant to the terms and conditions of the Loan Documents or other security documents as the Lender shall reasonably request; (iii) without limiting the foregoing, each Borrower will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required by law or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority (subject to Permitted Liens) of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrowers; and (iv) subject to any applicable thresholds or limitations in the Collateral Documents, if any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Borrower or its Subsidiaries outside the ordinary course of business after the date of this Agreement (other than assets constituting Collateral that become subject to the Lien in favor of the Lender pursuant to the Collateral Documents upon acquisition thereof or specifically excluded collateral), the Borrowers will (1) notify the Lender thereof and, if reasonably requested by the Lender, cause such assets to be subjected to a Lien securing the Obligations and (2) take, and cause each Subsidiary to take, such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens, including actions described in clause (iii) of this Section, all at the expense of the Borrowers.

(l)Further Assurances. Promptly upon receiving a written request from Lender, the Borrowers shall take such additional actions, prepare and deliver to the Lender such additional written information or execute such additional documents as are reasonably necessary to effect the purposes of this Agreement, all as may be reasonably requested by the Lender from time to time.

(m)[Reserved].

Section 5.02Negative Covenants. Until all Obligations terminate or are paid and satisfied in full (other than Unliquidated Obligations), and so long as the Borrowers are entitled to receive any Advance, unless the Lender shall otherwise agree in writing, each Loan Party, jointly and severally, agrees to observe each of the following covenants:

(a)Restricted Payments. No Borrower shall make any Distributions; provided, (i) so long as any Borrower is a “pass-through” tax entity for United States federal income tax purposes and provided no Event of Default is continuing, such Borrower may make Tax Distributions, and (ii) so long as no Event of Default is continuing and the Borrowers are in compliance on a pro forma basis with the financial covenants set forth in Section 5.03 below, the Borrowers may make other Distributions to the holders of its Equity Interests.

(b)Liens. No Borrower shall create or permit to exist any Lien with respect to any property or assets now existing or hereafter acquired by it, except:

(i)Liens in favor of the Lender created pursuant to the requirements of this Agreement or the other Loan Documents, or otherwise;

(ii)any Lien or deposit with any governmental agency required or permitted to qualify such Borrower to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

(iii)any mechanic’s, worker’s, materialmen’s, repairmen’s, carrier’s, landlord’s warehousemen’s or other like Liens arising in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such Liens;

(iv)easements, leases, special assessments, rights of way covenants, conditions, restrictions and reservations of record, zoning and building laws, licenses, minor irregularities in title or other similar encumbrances on or over any real property which are incurred in the ordinary course of business and do not, in the aggregate, materially detract from its usefulness in the ordinary course of business of such Borrower;

(v)Liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

(vi)Liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

(vii)those specific Liens now existing (if any) described on Schedule 5.02(b)(vii) attached to this Agreement;

(viii)normal and customary rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions;

(ix)any interest or title of a lessor, sublessor, licensee, licensor, sublicensee or sublicensor under any lease, sublease or license (including Intellectual Property, software and other technology licenses) entered into in the ordinary course of business; and

(x)Liens to secure Debt incurred in accordance with Section 5.02(j)(iv), so long as such Liens attach only to the fixed assets and the proceeds thereof acquired in connection with the incurrence of such Debt.

(c)Guaranties. No Borrowers shall be a guarantor or surety of, or otherwise be responsible in any manner with respect to any Debt of any other Person, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

(i)guaranties in favor of the Lender; and

(ii)unsecured guaranties constituting Debt permitted under Section 5.02(j).

(d)[Reserved].

(e)Mergers, Consolidations, Sales, Acquisition or Formation of Subsidiaries. No Borrower shall (1) be a party to any consolidation or division or to any merger or purchase the capital stock of or otherwise acquire any equity interest in any other business entity, (2) acquire any material part of the assets of any other business entity or (3) sell, transfer, convey or lease all or any material part of its assets, except for:

(i)the acquisition, sale or lease of inventory and equipment in the ordinary course of business, or the sale or replacement of goods and equipment that are obsolete or no longer used or useful in such Borrower’s business or dispositions of Investments permitted hereunder;

(ii)dispositions of assets (A) which are subject to casualty or condemnation, (B) which are obsolete, worn-out or no longer necessary in such Borrower’s business, (C) which are traded-in (in the ordinary course of business) for assets that are not materially less in value than the assets traded in, or (D) with a net book value of not more than $50,000 in the aggregate per year for all assets disposed of under this clause;

(iii)dispositions of delinquent Accounts in the ordinary course of business for the purposes of collection only; or

(iv)any non-exclusive license of any Intellectual Property in the ordinary course of business.

(f)Margin Stock. The proceeds of the Loans will not be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, or extending credit to others to purchase or carry any margin stock, within the meaning of Regulation U of the Board, as amended from time to time.

(g)Other Agreements. No Loan Party shall enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Document.

(h)Change Name/Location of Principal Office. No Borrower shall change its legal name, the jurisdiction of its organization, or the location of its principal office unless such Borrower gives not fewer than thirty (30) (or such shorter period as agreed to by the Lender) prior written notice of such change to the Lender.

(i)Contaminants. No Borrower shall allow or permit to continue the release or threatened release of any Contaminant in violation of any Environmental Laws on any premises owned or occupied by or under lease to it which could reasonably be expected to have a Material Adverse Effect.

(j)Debt. No Borrower shall incur or permit to exist any Debt except:

(i)the Obligations;

(ii)the Debt obligations identified on Schedule 5.02(j) attached to this Agreement;

(iii)Subordinated Debt;

(iv)so long as no Event of Default shall be continuing at the time of incurrence, Debt incurred in connection with Capital Leases and Debt incurred from third parties for the purchase of capital equipment in an aggregate amount not to exceed $500,000 outstanding at any given time; and

(v)unsecured Debt with respect to loans between a Borrower, as borrower, and any other Loan Party or a shareholder of a Borrower, as lender, in an aggregate amount not to exceed $1,000,000 at any time outstanding.

(k)Investments. No Borrower shall directly or indirectly make or own any Investment except:

(i)Investments in cash and Cash Equivalents;

(ii)Investments listed on Schedule 5.02(k), existing as of the Closing Date;

(iii)Investments in its domestic Subsidiaries that are Loan Parties;

(iv)Investments permitted pursuant to the terms of Section 5.02(c) or (e);

(v)accounts receivable, security deposits, prepayments, extensions of credit or credit accommodations to customers or vendors made in the ordinary course of its business;

(vi)reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on its behalf in the course of discharging their assigned duties; and

(vii)loans and advances to holders of Equity Interests of a Borrower in an aggregate amount not to exceed $1,000,000 at any time outstanding.

(l)Negative Pledge Limitation. No Borrower shall enter into any agreement with any Person which prohibits or limits its ability to create, incur, assume, or suffer to exist in favor of the Lender, any Lien upon any of its Collateral, whether now existing or hereafter acquired or arising, other than:

(i)the Loan Documents with respect to the Lender;

(ii)any agreements governing any purchase money Liens or Capital Lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby); and

(iii)customary restrictions on the assignment of leases, licenses, permits and other agreements.

(m)Transactions with Equity Holders and Affiliates. No Borrower shall directly or indirectly enter into or permit to exist any transaction including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service with (x) any holder or holders of any of its Equity Interests, or (y) with any of its Affiliates, except for:

(i)transactions that are for fair and reasonable consideration and no less favorable to the Borrower than would be paid by an unrelated third party; and

(ii)transactions permitted by Section 5.02(a) or (k); and

(iii)loans or advances to officers, directors, employees or consultants of any Borrower or any of its Subsidiaries permitted hereunder; and

(iv)transactions contemplated by the Ghaffarian Reimbursement Agreement (as defined in Schedule 5.02(j)) (including, without limitation, the making of payments thereunder).

(n)Organizational Documents. No Borrower shall amend, modify or otherwise change any of the terms or provisions in its Organizational Documents as in effect on the date hereof, in any manner that could reasonably be expected to adversely affect the Lender; provided that, notwithstanding the foregoing, X Energy may revise its Organizational Documents to provide for the securities to be sold to its investors and certain preferential, protective, approval and other rights of the holders thereof).

(o)Accounting Policies/Change of Business. No Borrower shall (i) change its fiscal year or any of its significant accounting policies except to the extent necessary to comply with GAAP or (ii) make any material change in the nature of its business as carried on as of the Closing Date.

(p)Use of Proceeds. The proceeds of the Loans will be used only to pay fees and expenses in connection with the closing of this Agreement, to finance the working capital needs, making of capital expenditures and for general corporate purposes of the Borrowers. No part of the proceeds of any Loan and no letter of credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X, or Section 5.01(f) above, (ii) to make any acquisition other than acquisitions permitted in this Agreement, or (iii) to finance or capitalize any Subsidiary, except as permitted in Section 5.02(k).

(q)USA Patriot Act. No Loan Party shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, any OFAC list) that prohibits or limits the Lender from making any advance or extension of credit to such Loan Party or from otherwise conducting business with such Loan Party or (b) fail to provide documentary and other evidence of such Loan Party’s identity as may be requested by the Lender at any time to enable the Lender to verify such Loan Party’s identity or to comply with any applicable law or regulation, including, without limitation, any Anti-Terrorism Laws, Section 326 of the PATRIOT Act, or the Beneficial Ownership Regulation.

(r)Subordinated Debt. No Borrower shall make any payments with respect to Subordinated Debt unless such payments are permitted pursuant to the terms of the subordination agreement applicable thereto.

Section 5.03Financial Covenants. Until all Obligations terminate or are paid and satisfied in full (other than Unliquidated Obligations), and for so long as the Borrowers are entitled to receive any Advance, unless the Lender shall otherwise agree in writing, each Borrower agrees to, and shall observe, the following financial covenant:

(a)Current Ratio. The Borrowers shall not permit at any time the Current Ratio of the Consolidated Group to be less than 1.10 to 1.00. Borrower’s Current Ratio shall be determined as of the last day of each fiscal quarter.

(b)[Reserved].

ARTICLE VI

Lending Conditions

Section 6.01Conditions of Lending. The obligation of the Lender to make an Advance on the occasion of any Borrowing, to issue, amend, renew or extend any letter of credit, is subject to the satisfaction (or waiver) of the following conditions and receipt of the following:

(a)Documents and Other Items To Be Furnished at Closing. The Lender shall have received contemporaneously with the execution of this Agreement, evidence of, as applicable, the following information and/or each of the described documents, each duly executed by the parties or intended signatories thereto, currently dated (as applicable) and in form and substance reasonably satisfactory to the Lender:

(i)The Notes, the Collateral Documents and any other Loan Documents.

(ii)Executed Lien Waiver Agreements, in form and substance acceptable to the Lender, with respect to each Borrower’s leased property as required by the Security Agreement.

(iii)A copy of the resolutions of the governing body of each Loan Party authorizing the execution and delivery, on behalf of such Loan Party, of the Loan Documents provided for in this Agreement to which such Loan Party is a party, certified by the Secretary (or comparable officer) of such Loan Party.

(iv)A certificate of the Secretary (or comparable officer) of each Loan Party certifying the names of the officer or officers authorized to sign the Loan Documents provided for in this Agreement to which such Loan Party is a party, for and on behalf of such Loan Party.

(v)Certificate of Good Standing (or equivalent) for each Loan Party in such Loan Party’s jurisdiction of organization.

(vi)Copies of (A) the articles of incorporation or articles of organization of each Loan Party, certified by the Secretary of State for the State of its organization, and

(B) the current bylaws of each Loan Party, certified by its Secretary (or comparable officer).

(vii)A certificate of authority to transact business as a foreign entity for each Loan Party in each jurisdiction where such Loan Party is required to be so qualified to conduct business in such jurisdiction.

(viii)Uniform Commercial Code financing statements in such form and for filing in such jurisdictions as the Lender may request with respect to each Borrower.

(ix)All material governmental and material third party consents and approvals (including, in any case, shareholder and director consents and approval) necessary for the execution, delivery and performance of the Loan Documents shall have been obtained and be in effect.

(x)The release of all Liens on any property of any Borrower as required by the Lender.

(xi)Evidence of required insurance.

(xii)No material adverse change in the business, financial condition, operations, performance or properties of any Borrower shall have occurred.

(xiii)No material litigation with respect to any Loan Party shall exist.

(xiv)Company-prepared Financial Statements of each Borrower for the trailing twelve month period ending April 30, 2021, an Accounts aging report, an accounts payable agings report and a contract backlog report for the Borrowers, in each case in form, detail and substance acceptable to the Lender and with such supporting materials as the Lender shall reasonably request.

(xv)Completed background checks on all key employees of each Borrower acceptable to the Lender.

(xvi)Completion of an external field exam with results acceptable to Lender in its sole discretion.

(xvii)The Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

(xviii)The Borrowers shall pay the Lender an origination fee in the amount of $75,000, as required by Section 2.12(c).

(xix)Payment to the Lender as reimbursement for all reasonable and documented costs and expenses incurred by the Lender in the preparation and closing of the Loan Documents and in the making of the Loans, including without limitation, the Lender’s reasonable attorneys’ fees payable to Faegre Drinker Biddle & Reath LLP.

(xx)A notice setting forth a deposit account of the Borrowers (the “Funding Account”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(xxi)A written opinion of counsel for the Loan Parties, addressed to the Lender, dated as of the Closing Date, containing such opinions and being in form and substance as reasonably acceptable to the Lender and its counsel.

(xxii)Such other documents, certificates, agreements and/or written information as the Lender may reasonably require.

(b)Conditions to Each Advance or Issuance. The obligation of the Lender to make an Advance on the occasion of any Borrowing, and to issue, amend, renew or extend any letter of credit, is subject to the satisfaction of the following conditions:

(i)Prior to the initial Advance, Borrowers shall have provided evidence, satisfactory to Lender in its sole discretion, of the closing of X Energy’s round B capital raise.

(ii)The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such letter of credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(iii)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such letter of credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(iv)After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any letter of credit, Availability shall not be less than zero.

(v)No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

(c)Documents To Be Furnished at Time of Each Advance. The Lender shall have received the following prior to making any Advance, each duly executed and currently dated, unless waived at the Lender’s discretion:

(i)A Borrowing Request; and

(ii)With respect to any Revolving Loan, a Borrowing Base Certificate.

Each request for an Advance shall constitute a representation and warranty by each Borrower that no Event of Default exists, to its knowledge, no Default exists, that each of the representations and warranties contained in this Agreement are true and correct in all material respects as of such date and time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects) and that the applicable conditions contained in this Article VI have been satisfied.

ARTICLE VII

Events of Default--Acceleration

Section 7.01Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a)The Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)The Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)Any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)Any Loan Party shall fail to perform or observe any agreement, covenant or obligation under the following provisions:

(i)Sections 5.01(c) through 5.01(f) and Section 5.01(h) through Section 5.01(l) of this Agreement and such failure shall continue unremedied for a period of thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Lender;

(ii)Section 5.01(b) (other than Section 5.01(b)(vii)(A)) of this Agreement and such failure shall continue unremedied for a period of two (2) Business Days after the occurrence thereof; or

(iii)Section 5.01(a)(i), Section 5.01(b)(vii)(A), Section 5.01(g), Section 5.02 or Section 5.03 of this Agreement.

(e)Any Loan Party fails to comply with or perform any covenant or other provision of this Agreement or any other Loan Document after any applicable notice and cure periods (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 7.01) and such failure shall continue unremedied for a period of 15 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Lender;

(f)At any time, for any reason, (A) any Loan Document as a whole that materially affects the ability of the Lender to enforce the Obligations or enforce its rights against the

Collateral ceases to be in full force and effect or any Loan Party seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any Loan Party seeks to render such Liens, invalid and unperfected, or (B) Liens on Collateral in favor of the Lender contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the perfection or priority contemplated by this Agreement or the Loan Documents;

(g)Default by any Loan Party in the payment when due, whether by acceleration or otherwise, of (i) any Subordinated Debt, or (ii) any other Debt for borrowed money having a principal amount of $10,000 or more, or default in the performance or observance of any obligation or condition with respect to any such Subordinated Debt or other Debt, in each case if the effect of such default is to accelerate the maturity of such Subordinated Debt or other Debt or the holder or holders thereof, or any trustee or agent for such holders, cause such Subordinated Debt or other Debt to become due and payable prior to its scheduled maturity;

(h)[Reserved];

(i)Any Loan Party admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against any Loan Party; or any Loan Party applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for such Loan Party or any property thereof, or any Loan Party making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for any Loan Party or for a substantial part of the property of any Loan Party and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against any Loan Party, and, if involuntary, being consented to or acquiesced in by any Loan Party or remaining for sixty (60) days undismissed;

(j)There shall be a Change of Control without the prior written consent of the Lender;

(k)[Reserved];

(l)One or more judgments for the payment of money in an aggregate amount in excess of $10,000 (in each case to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage) shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days after becoming due during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary to enforce any such judgment or any Loan Party or any Subsidiary shall fail within thirty (30) days after becoming due to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal and being appropriately contested in good faith by proper proceedings diligently pursued;

(m)If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to cause or result in a Material Adverse Effect; or

(n)The Guaranty or any other Guarantee of the Obligations shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty or any Guarantee of the Obligations, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty or any other Guarantee of the Obligations to which it is a party, or any Guarantor shall deny that it has any further liability under the Guaranty or any Guarantee of the Obligations to which it is a party, or shall give notice to such effect, including, but not limited to any notice of termination delivered pursuant to the terms of any Guarantee of the Obligations.

Section 7.02Effect of Event of Default.

(a)Automatic Acceleration. If any Event of Default described in Section 7.01(i) of this Agreement shall occur and is continuing, maturity of the Loans shall immediately be accelerated, the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of the Borrowers to the Lender, shall become immediately due and payable and the Revolving Commitment shall be reduced immediately to zero dollars ($0), all without demand or notice of any kind.

(b)Elective Acceleration. If any Event of Default other than an Event of Default described in Section 7.01(i) has occurred and is continuing, the Lender may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of the Loans and the Obligations shall be accelerated, the Notes and the Loans evidenced thereby, and all other payment Obligations of the Borrowers shall become immediately due and payable and the Revolving Commitment shall be reduced immediately to zero dollars ($0), all without demand or notice of any kind. The Lender or such other holder shall promptly advise the Borrowers of any such declaration, but failure to do so shall not abrogate the occurrence or impair the effect of such declaration.

(c)Remedies Not Exclusive. The remedies of the Lender specified in this Agreement or in any other Loan Document shall not be exclusive, and the Lender may avail itself of any other remedies provided by law, as well as any equitable remedies available to Lender.

ARTICLE VIII

[Reserved]

ARTICLE IX

Miscellaneous

Section 9.01Waiver – Amendments.

(a)No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of an Advance or issuance of a letter of credit shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Lender, or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Party or Loan Parties that are parties thereto.

Section 9.02Notices.

(a)Except as provided in paragraph (b) below, all notices shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to such party at its address shown below, or at such other address as any such party may, by written notice to the other parties to this Agreement, have designated as its address for such purpose and if through electronic communications to the extent provided in paragraph (b) below, shall be deemed to have been given as provided in paragraph (b) below. The addresses referred to are as follows:

If to a Borrower:	X Energy, LLC

X-Energy Reactor, LLC
801 Thompson Ave.
Rockville, MD 20852
Attention: Mike Gigliotti
E-mail: mgigliotti@x-energy.com

If to Lender:	Live Oak Banking Company
1741 Tiburon Drive
Wilmington, NC 28403
Attention: Edward. T. Shipley
E-mail: ted.shipley@liveoak.bank

With copy to:	Faegre Drinker Biddle & Reath LLP
600 East 96th Street, Suite 600
Indianapolis, IN 46240
Attention: David A. Foster
E-mail: david.foster@faegredrinker.com

(b)Each of the Lender and the Borrowers (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 9.03Costs, Expenses and Taxes. The Borrowers agree to pay (without duplication), all of the following fees, costs and expenses: (i) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of the Loan Documents and any and all other documents furnished pursuant hereto or in connection herewith, including without limitation the reasonable attorneys’ fees and expenses of outside counsel to the Lender incurred in connection with the foregoing and the administration of this Agreement; (ii) all reasonable and out-of-pocket costs and expenses of the Lender in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of any amendments or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant thereto or in connection therewith, including without limitation the reasonable fees and expenses of counsel retained by the Lender relative thereto; (iii) all Uniform Commercial Code and Lien search fees, all title insurance, survey, appraisal, environmental evaluation fees, costs, and expenses incurred by the Lender, if applicable, and costs and all fees and taxes payable in connection with the filing or recording of any Loan Documents or financing statements incurred by the Lender; (iv) all costs and expenses incurred by the Lender (including, without limitation, reasonable out-of-pocket attorneys’ fees and expenses of the Lender), if any, in connection with the enforcement of this Agreement and/or any other Loan Documents or other agreement furnished pursuant hereto or thereto or in connection herewith or therewith; and (v) all costs and expenses incurred by the Lender in conducting an independent audit or review by the Lender’s internal staff of the books and records of the Borrowers and the collateral provided under the Loan Documents, including, without limitation, the costs and expenses of field exams of the Collateral. In addition, the Borrowers shall pay any and all stamp, transfer and other similar taxes (other than any Excluded Taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, or any of the other Loan Documents, or the issuance of the Notes, or the making of the Loans, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid following the Lender’s statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at a per annum rate equal to the Default Rate.

Section 9.04Severability. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Loan Document and the remaining provisions shall be enforceable in accordance with their terms.

Section 9.05Captions/Time of Essence. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. Without limiting the applicable cure periods set forth in Section 7.01 (if any), time is of the essence under the Loan Documents.

Section 9.06Governing Law. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of New York, notwithstanding the fact that New York conflicts of laws, rules or principles might otherwise require the substantive rules of law of another jurisdiction to apply. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH BORROWER AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY MESSENGER, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY REGISTERED MAIL DIRECTED TO SUCH BORROWER AT THE ADDRESS STATED IN SECTION 9.02 OF THIS AGREEMENT. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.07Prior Agreements, Etc. This Agreement supersedes all previous agreements and commitments made by the Lender and any Borrower with respect to the Loans and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Lender. Each Borrower agrees to indemnify and hold harmless the Lender from and against all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs (including attorneys’ fees), expenses or disbursements of any kind whatever which may be imposed upon or asserted against the Lender in any way relating to the business operations of the Borrowers, execution of this Agreement or any other of the Loan Documents or the performance of its obligations thereunder. It is expressly agreed that the Lender shall not be deemed to control the business activities of any Borrower as a result of this Agreement, the other Loan Documents or the performance thereof.

Section 9.08Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)The Lender may, without the consent of the Borrowers, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged; (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any Taxes that would be Other Taxes if not for being imposed with respect to a participation shall be the responsibility of either the Lender or the Participant, but for the avoidance of doubt shall not be the responsibility of the Loan Parties. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15 and 2.17 (subject to the requirements and limitations therein) to the same extent as if it were a Lender; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17 with respect to any participation than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

To the extent permitted by law, each Participant shall be entitled to the benefits of Section 9.13 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

(c)The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 9.09Waiver of Jury Trial/Jurisdiction.

(a)EACH PARTY HERETO HEREBY VOLUNTARILY, KNOWINGLY, ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY TRIAL OR HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE LENDER AND ANY BORROWER DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN ANY BORROWER AND THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS.

(b)NEITHER ANY BORROWER NOR THE LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED.

(c)EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NORTH CAROLINA STATE COURT SITTING IN, OR WITH JURISDICTION THAT INCLUDES, NEW HANOVER COUNTY, NORTH CAROLINA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURTS.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d)EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION AND THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (c) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN

INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 9.10Highest Lawful Rate. Notwithstanding any provision to the contrary contained in this Agreement or in any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of the Notes, accrued or paid from the date hereof, and (b) the aggregate of any other amounts accrued or paid pursuant to the Notes, or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon such Debt from the date hereof, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received on the unpaid principal balance of such Debt. In this connection, it is expressly stipulated and agreed that it is the intent of the Borrowers and the Lender to contract in strict compliance with New York usury laws and with any other applicable state usury laws and with federal usury laws (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Agreement, the Notes or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Highest Lawful Rate. Neither any Borrower nor any other Person now or hereafter becoming liable for payment of indebtedness pursuant to the Loan Documents (the “Bank Debt”) shall ever be liable for interest in excess of the Highest Lawful Rate. If under any circumstances the aggregate amounts paid on Bank Debt include amounts which by law are deemed interest which would exceed the Highest Lawful Rate, each Borrower stipulates that such amounts will be deemed to have been paid as a result of an error on the part of such Borrower and Lender, and the Person receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Person making such payment, refund the amount of such excess. The parties further stipulate that such refund shall be a sufficient and sole remedy for such error and that no party shall be entitled to any damages or penalties, whether statutory or otherwise, as a result of such error. In addition, all sums paid or agreed to be paid to the holder or holders of Bank Debt for the use, forbearance or detention of Bank Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of Bank Debt. The provisions of this Section 9.10 shall control all agreements, whether now or hereafter existing and whether written or oral, between the Borrowers and Lender.

Section 9.11Indemnification. Each Borrower further agrees to defend, protect, indemnify, and hold harmless the Lender and each Related Party of the Lender (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of the following (collectively, the “Indemnified Matters”):

(a)this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto or to the making of the Advances and Loans, the management of such Advances or Loans, the use or intended use of the proceeds of the Advances or Loans hereunder or any of the other transactions contemplated by the Loan Documents; or

(b)any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, reasonable attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental Law arising from or in connection with the past, present or future operations of any Loan Party or any of its predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of any Loan Party, the presence of asbestos containing materials at any respective property of any Loan Party or the Release or threatened Release of any Contaminant into the environment; provided, however, no Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting solely from the willful misconduct or gross negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnity set forth herein shall be in addition to any other Obligations of the Borrowers to the Lender hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the obligation of the Lender to make the Loans and the payment of all Obligations.

Section 9.12[Reserved].

Section 9.13Setoff. In addition to, and without limitation of, any rights of the Lender under applicable law, if any Event of Default occurs and is continuing, any indebtedness from the Lender (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations held by the Lender, whether or not the Obligations, or any part hereof, shall then be due and irrespective of whether or not the Lender has made demand.

Section 9.14[Reserved].

Section 9.15Counterparts. This Agreement may be executed by original, facsimile or other electronic signatures (which shall be binding and enforceable the same as if original) in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Lender and the Loan Parties.

Section 9.16PATRIOT Act. The Lender hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the PATRIOT Act.

Section 9.17Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any requirement of law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrowers, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Loan Parties or their Subsidiaries, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.18Joint and Several Obligations. The Borrowers’ Obligations under this Agreement and the Notes shall be the joint and several Obligations of the Borrowers.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed and delivered this Agreement on the Closing Date.

X ENERGY, LLC, as a Borrower

By:	/s/ Michael Gigliotti
Name:	Michael Gigliotti
Title:	Chief Financial Officer

X-ENERGY REACTOR, LLC, as a Borrower

By:	/s/ Michael Gigliotti
Name:	Michael Gigliotti
Title:	Chief Financial Officer

LIVE OAK BANKING COMPANY, as Lender

By:	/s/ Brittany Rowe
Name:	Brittany Rowe
Title:	AVP - Closing

Signature Page to Credit Agreement

List of Exhibits and Schedules

Exhibit A – Officer’s Certificate

Schedule 3.01(m) – Environmental Matters

Schedule 3.01(n) – Ownership

Schedule 5.02(b)(vii) – Permitted Liens

Schedule 5.02(j) – Existing Debt

Schedule 5.02(k) – Existing Investments, Loans and Advances

Exhibit A

Officer’s Certificate

See attached.

Exhibit A-1

OFFICER’S CERTIFICATE

This Officer’s Certificate, dated as of                 , 20      , is being delivered pursuant that certain Credit Agreement, dated as of June 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among X Energy, LLC, a Maryland limited liability company (“X Energy”), X-Energy Reactor Company, LLC, a Delaware limited liability company (“X-Energy Reactor”; together with X Energy, the “Borrowers”), the other loan parties from time to time party thereto, and Live Oak Banking Company, a North Carolina banking corporation (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned does hereby certify that he or she is an Authorized Officer of each Borrower and is duly authorized to execute and deliver this Officer’s Certificate and does hereby certify, on behalf of each Borrower, as follows:

1.Representations and Warranties. All of the representations and warranties contained in Section 3.01 of the Credit Agreement (other than Section 3.01(d)) and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent such representation and warranty relates to an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date, and with the further exceptions that all other representations will be construed to have been amended to conform with any changes of which the Borrowers shall have previously given the Lender notice in writing.

2.Financial Statements. The most current Financial Statements provided by Borrowers to the Lender were prepared in accordance with GAAP and present fairly in all material respects the financial position of Borrowers and their Subsidiaries as of the dates thereof and the results of the operations of Borrower for the periods covered, subject to normal year-end audit adjustments and the absence of footnotes.

3.No Material Adverse Effect. Since the date of the most current Financial Statements provided by the Borrowers to the Lender there has been no Material Adverse Effect.

4.No Existing Default. As of the date hereof, no Default or Event of Default has occurred and is continuing.

5.Covenant Calculations. Attached hereto as Exhibit A are calculations in reasonable detail manifesting compliance as of the close of the period indicated with the financial covenants contained in Section 5.03 of the Credit Agreement.

Signature page follows.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first above written.

Name:
Title:

Exhibit A-3

EXHIBIT A

Compliance Calculations for Credit Agreement dated as of June 15, 2021

Calculations as of                      , 20

Exhibit A-4

Schedule 3.01(m)

Environmental Matters

None.

Schedule 3.01(m)-1

Schedule 3.01(n)

Borrower/Loan Party	Authorized Class of Equity Interest	Owners of Interests	Type of Entity
X Energy, LLC	Common Membership Interests	Wholly owned by X-Energy Reactor, LLC	Maryland limited liability company
X-Energy Reactor, LLC	Class A Units (voting)	Class A Units Kamal S. Ghaffarian Revocable Trust: 69.21% IBX Company Opportunity Fund 1, LP: 10.27% IBX Company Opportunity Fund 2, LP: 17.20% IBX Opportunity GP, Inc.: 0.01%	Delaware limited liability company
	Class B Units (non-voting)	Class B Units Eben Mulder: 2.20% Martin Van Staden: 1.11%

Schedule 3.01(n)-1

Schedule 5.02(b)(vii)

Permitted Liens

Lien on certain securities, commodities and other property held with Pershing LLC securing the Pershing Line of Credit (as defined in Schedule 5.02(j)).

Schedule 5.02(b)(vii)-1

Schedule 5.02(j)

Existing Debt

Line of credit provided by Pershing LLC in favor of X-Energy, LLC, as borrower, and guaranteed by Ghaffarian (as defined below) in an aggregate amount of up to $30,000,000 (the “Pershing Line of Credit”).

Debt pursuant to the Reimbursement Agreement and Guaranty dated as of April 26, 2021 (the “Ghaffarian Reimbursement Agreement”) between X-Energy Reactor and Ghaffarian Enterprises, LLC (“Ghaffarian”) pursuant to which X-Energy Reactor undertakes to reimburse, pay and make whole Ghaffarian in connection with the guarantees provided by Ghaffarian for the Pershing Line of Credit.

Schedule 5.02(j)-1

Schedule 5.02(k)

Existing Investments, Loans and Advances

None.

Schedule 5.02(k)-1

LOB # 110-567

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is made effective as of this 14 day of June, 2022 (the “Effective Date”), by and among X ENERGY, LLC and X-ENERGY REACTOR COMPANY, LLC, their respective successors and assigns (jointly, severally and collectively, if more than one, the “Borrower” or “Obligors”); and LIVE OAK BANKING COMPANY, its successors and assigns (the “Lender”).

Explanatory Statement

A.On June 15, 2021, the Borrower executed and delivered to the order of the Lender that certain Revolving Note (the “Original Note”), which note evidences a loan in the original maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) and on evendate therewith, the Borrower executed and delivered to the order of the Lender that certain Security Agreement (the “Original Credit Agreement” together with the Original Note, collectively the “Original Loan”).

B.The Original Loan is secured by, among other things, certain real and/or personal property collateral, as further described in the Loan Documents, hereinafter defined, and as evidenced by certain security and/or mortgage documents (collectively, the “Security Documents”).

C.All documents executed or to be executed by the Obligors (or any of them) in connection with the Original Loan, including without limitation this Agreement, the Original Note, the Original Credit Agreement, and the Security Documents, including all additions, modifications, deletions and restatements, are hereinafter collectively referred to as the “Loan Documents”.

D.The Lender and the Obligors desire by this Agreement to amend the provisions of the Loan Documents, and for such other purposes as are set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms, respectively, as provided in the Loan Documents.

Agreement

NOW, THEREFORE, this Agreement witnesseth that for good and valuable consideration as set forth in the Original Note, the mutual covenants hereinafter set forth, the Explanatory Statement set forth above, which is incorporated into the body of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.Recitals. The Obligors represent and warrant that the recitals contained in the Explanatory Statement are true and accurate in all material respects; the Explanatory Statement is hereby incorporated in this Agreement.

2.Modification to Loan Documents. The Obligors and the Lender desire to modify the Loan Documents as follows:

●	Maturity Date Extension. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the final maturity date, as set forth in the Original Note, shall be extended to August 14, 2022 (“Maturity Date”), with payments due in accordance with the Original Note. Hereafter, wherever in the Loan Documents the maturity date of the loan is stated or referenced, the same shall be read to mean or refer to August 14, 2022.

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3.Effect of this Agreement. Except as is modified herein, the provisions of the Original Note and the Loan Documents shall remain in full force and effect, as if this Agreement had not been made, and the Original Note and the Loan Documents, as previously amended, are ratified and confirmed.

4.Attachment to Original Note. The Obligors agree that the failure to attach an original of this Agreement to the Original Note shall not impact the effectiveness of this Agreement and this Agreement shall nonetheless be valid, binding and enforceable.

5.INTENTIONALLY DELETED.

6.Effectiveness. This Agreement shall become effective upon its execution and delivery by each party hereto as of the Effective Date set forth above.

7.Conditions Precedent. Except as waived in writing by the Lender, the Lender’s agreement hereunder shall not take effect until:

a.this Agreement is executed by the Obligors;

b.	the Obligors execute and deliver to the Lender all other documents as may be otherwise reasonably required by the Lender;
c.	the Obligors submit such information and documentation as may be reasonably requested by the Lender.

8.Representations and Warranties. As an inducement to the Lender to enter into this Agreement, each Obligor jointly and severally reaffirms to the Lender that each and every representation and warranty contained in the Loan Documents remains true, accurate and complete in all material respects, and acknowledges the Lender’s justifiable reliance thereon. This Agreement, the Loan Documents, and the other instruments, documents and/or agreements described herein, as modified and amended hereby, constitute valid and legally binding agreements of Obligor enforceable in full in accordance with their respective terms. Obligor will not cause or permit any action to be taken which would cause any of the representations or warranties herein or in the Loan Documents to be untrue or inaccurate in any way, and Obligor agrees to immediately notify Lender in writing of any event or condition which occurs which causes a change in the facts related to or the truth of any of the representations contained herein or in the Loan Documents.

9.No Novation; No Adverse Effect on Liens. The parties hereto do not intend that a novation of the Original Loan or any of the Loan Documents shall be created or affected because of the modifications described herein. Unless provided in Section 2, hereof, the parties hereto do not intend that the execution of this Agreement and the transactions as described herein, shall affect the validity or priority of any of the liens or security interests imposed by or granted in the Loan Documents.

10.Default. The failure of Obligor to perform any of its obligations under this Agreement, or any of the other Loan Documents as amended, or the falsity of any representation or warranty made herein or the failure of Obligor to advise Lender that a representation or warranty made herein is no longer true shall, at the option of Lender, constitute a default under the Loan Documents, thereby entitling Lender to exercise any or all of the various remedies therein provided, including the acceleration of the Loan and/or sale of any of the collateral described in the Loan Documents and/or cumulatively and/or individually to exercise all of the rights, remedies, options, and privileges provided by law or in equity.

11.Severability. If any clause or provisions of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof, a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

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12.Incorporation. The terms and conditions of the Loan Documents are incorporated by reference herein and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this Agreement and any of the Loan Documents, such inconsistency shall be construed, interpreted and resolved so as to benefit the Lender, independent of whether this Agreement or one of the Loan Documents controls, and the Lender’s election of which interpretation or construction is for the Lender’s benefit shall absolutely govern.

13.No Other Modification; Final Agreement. Except as set forth in this Agreement, the Loan Documents remain unmodified and in full force and effect. Except as set forth in this Agreement, nothing contained herein shall be deemed to affect the priority or enforceability of (a) the Loan Documents; or (b) any security interests granted pursuant to the Loan Documents. This Agreement and the Loan Documents, as modified herein, constitute the entire agreement between the parties hereto, and may not be altered, modified, or amended except by a writing executed by the Lender and all other parties to this Agreement.

14.Fees and Expenses. The Borrower shall pay on the date of this Agreement all reasonable expenses agreed upon by the parties in connection with this Agreement, including without limitation, reasonable attorneys’ fees and expenses.

15.Binding Effect. This Agreement shall inure to the benefit of the parties hereto, and shall be binding upon their successors, heirs, personal representatives and/or assigns.

16.Choice of Law. The laws of the State of North Carolina shall have jurisdiction governing the Loan Documents (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

17.Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

18.Time. TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND ALL TERMS AND CONDITIONS DESCRIBED HEREIN.

19.Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made in accordance with the Loan Documents.

20.No Defenses or Offsets; Release of any Claims. In consideration for the agreement of the Lender to modify the Loan Documents, as provided for herein, each Obligor hereby acknowledges and agrees that it forever waives and releases any and all defenses or offsets, known or unknown to such Obligor which might restrict the immediate right of the Lender, upon the occurrence of an event of default under the Loan Documents, as amended, to do the following: (a) require the payment in full of the Original Loan, as amended hereby; and (b) initiate enforcement and collection proceedings against any Obligor or any of the collateral securing the obligations of any Obligor due to the Lender. Each Obligor hereby releases, waives, discharges, and agrees to hold the Lender and its officers, directors, agents and employees harmless from any and all claims, known or unknown, which such Obligor might have against the Lender or its officers, directors, agents or employees which in any way relate, pertain, or arise, directly or indirectly, from the Original Loan, as amended hereby, the Loan Documents, this Agreement, or which otherwise relate or pertain to the collateral securing the obligations of any Obligor due to the Lender or the transactions described in this Agreement or the conduct of the parties with respect thereto.

21.Authority. The undersigned parties hereby certify that they have full power, right and authority to execute and acknowledge this Agreement and the Loan Documents and that such Agreement and Loan Documents have been properly and duly authorized by any and all necessary corporate action.

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22.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

23.ACKNOWLEDGEMENT AND WAIVER OF REPRESENTATION. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT THIS AGREEMENT AND ANY OTHER RELATED DOCUMENTS PREPARED FOR EXECUTION HAVE BEEN PREPARED ON BEHALF OF LENDER AND/OR HAVE BEEN PREPARED TO FACILITATE THE MODIFICATION OF THE LOAN DOCUMENTS CONTEMPLATED HEREIN. BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED AGREES THEY HAVE NOT HAD ANY LEGAL ADVICE FROM LIVE OAK BANKING COMPANY OR ITS LEGAL COUNSEL AS IT RELATES TO MODIFYING THE LOAN DOCUMENTS.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Obligors and the Lender have executed this Agreement intending it to be a sealed instrument, as of the day and year first above written.

BORROWER:

X ENERGY, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Officer

X-ENERGY REACTOR, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Officer

LENDER:

LIVE OAK BANKING COMPANY

By:	/s/ Spencer Wright	(SEAL)

Spencer Wright, AVP – Legal

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LOB # 110-567

SECOND LOAN MODIFICATION AGREEMENT

THIS SECOND LOAN MODIFICATION AGREEMENT (this “Agreement”) is made effective as of this 14 day of August, 2022 (the “Effective Date”), by and among X ENERGY, LLC and X-ENERGY REACTOR COMPANY, LLC, their respective successors and assigns (jointly, severally and collectively, if more than one, the “Borrower” or “Obligors”); and LIVE OAK BANKING COMPANY, its successors and assigns (the “Lender”).

Explanatory Statement

A.On June 15, 2021, the Borrower executed and delivered to the order of the Lender that certain Revolving Note (the “Original Note”), which note evidences a loan in the original maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) and on evendate therewith, the Borrower executed and delivered to the order of the Lender that certain Security Agreement (the “Original Credit Agreement” together with the Original Note, collectively the “Original Loan”).

B.The Original Loan is secured by, among other things, certain real and/or personal property collateral, as further described in the Loan Documents, hereinafter defined, and as evidenced by certain security and/or mortgage documents (collectively, the “Security Documents”).

C.On June 14, 2022, the Original Loan was modified pursuant to a Loan Modification Agreement to extend the maturity date (the “First Modification”).

D.All documents executed or to be executed by the Obligors (or any of them) in connection with the Original Loan, including without limitation this Agreement, the Original Note, the Original Loan Agreement, the Security Documents and the First Modification including all additions, modifications, deletions and restatements, are hereinafter collectively referred to as the “Loan Documents”.

E.The Lender and the Obligors desire by this Agreement to amend the provisions of the Loan Documents, and for such other purposes as are set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms, respectively, as provided in the Loan Documents.

Agreement

NOW, THEREFORE, this Agreement witnesseth that for good and valuable consideration as set forth in the Original Note, the mutual covenants hereinafter set forth, the Explanatory Statement set forth above, which is incorporated into the body of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.Recitals. The Obligors represent and warrant that the recitals contained in the Explanatory Statement are true and accurate in all material respects; the Explanatory Statement is hereby incorporated in this Agreement.

2.Modification to Loan Documents. The Obligors and the Lender desire to modify the Loan Documents as follows:

●	Maturity Date Extension. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the final maturity date, as set forth in the Original Note, shall be extended to September 13,

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2022 (“Maturity Date”), with payments due in accordance with the Original Note. Hereafter, wherever in the Loan Documents the maturity date of the loan is stated or referenced, the same shall be read to mean or refer to September 13, 2022.

3.Effect of this Agreement. Except as is modified herein, the provisions of the Original Note and the Loan Documents shall remain in full force and effect, as if this Agreement had not been made, and the Original Note and the Loan Documents, as previously amended, are ratified and confirmed.

4.Attachment to Original Note. The Obligors agree that the failure to attach an original of this Agreement to the Original Note shall not impact the effectiveness of this Agreement and this Agreement shall nonetheless be valid, binding and enforceable.

5.INTENTIONALLY DELETED.

6.Effectiveness. This Agreement shall become effective upon its execution and delivery by each party hereto as of the Effective Date set forth above.

7.Conditions Precedent. Except as waived in writing by the Lender, the Lender’s agreement hereunder shall not take effect until:

a.	this Agreement is executed by the Obligors;
b.	the Obligors execute and deliver to the Lender all other documents as may be otherwise reasonably required by the Lender;
c.	the Obligors submit such information and documentation as may be reasonably requested by the Lender.

8.Representations and Warranties. As an inducement to the Lender to enter into this Agreement, each Obligor jointly and severally reaffirms to the Lender that each and every representation and warranty contained in the Loan Documents remains true, accurate and complete in all material respects, and acknowledges the Lender’s justifiable reliance thereon. This Agreement, the Loan Documents, and the other instruments, documents and/or agreements described herein, as modified and amended hereby, constitute valid and legally binding agreements of Obligor enforceable in full in accordance with their respective terms. Obligor will not cause or permit any action to be taken which would cause any of the representations or warranties herein or in the Loan Documents to be untrue or inaccurate in any way, and Obligor agrees to immediately notify Lender in writing of any event or condition which occurs which causes a change in the facts related to or the truth of any of the representations contained herein or in the Loan Documents.

9.No Novation; No Adverse Effect on Liens. The parties hereto do not intend that a novation of the Original Loan or any of the Loan Documents shall be created or affected because of the modifications described herein. Unless provided in Section 2, hereof, the parties hereto do not intend that the execution of this Agreement and the transactions as described herein, shall affect the validity or priority of any of the liens or security interests imposed by or granted in the Loan Documents.

10.Default. The failure of Obligor to perform any of its obligations under this Agreement, or any of the other Loan Documents as amended, or the falsity of any representation or warranty made herein or the failure of Obligor to advise Lender that a representation or warranty made herein is no longer true shall, at the option of Lender, constitute a default under the Loan Documents, thereby entitling Lender to exercise any or all of the various remedies therein provided, including the acceleration of the Loan and/or sale of any of the collateral described in the Loan Documents and/or cumulatively and/or individually to exercise all of the rights, remedies, options, and privileges provided by law or in equity.

11.Severability. If any clause or provisions of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such

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provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof, a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

12.Incorporation. The terms and conditions of the Loan Documents are incorporated by reference herein and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this Agreement and any of the Loan Documents, such inconsistency shall be construed, interpreted and resolved so as to benefit the Lender, independent of whether this Agreement or one of the Loan Documents controls, and the Lender’s election of which interpretation or construction is for the Lender’s benefit shall absolutely govern.

13.No Other Modification; Final Agreement. Except as set forth in this Agreement, the Loan Documents remain unmodified and in full force and effect. Except as set forth in this Agreement, nothing contained herein shall be deemed to affect the priority or enforceability of (a) the Loan Documents; or (b) any security interests granted pursuant to the Loan Documents. This Agreement and the Loan Documents, as modified herein, constitute the entire agreement between the parties hereto, and may not be altered, modified, or amended except by a writing executed by the Lender and all other parties to this Agreement.

14.Fees and Expenses. The Borrower shall pay on the date of this Agreement all reasonable expenses agreed upon by the parties in connection with this Agreement, including without limitation, reasonable attorneys’ fees and expenses.

15.Binding Effect. This Agreement shall inure to the benefit of the parties hereto, and shall be binding upon their successors, heirs, personal representatives and/or assigns.

16.Choice of Law. The laws of the State of North Carolina shall have jurisdiction governing the Loan Documents (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

17.Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

18.Time. TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND ALL TERMS AND CONDITIONS DESCRIBED HEREIN.

19.Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made in accordance with the Loan Documents.

20.No Defenses or Offsets; Release of any Claims. In consideration for the agreement of the Lender to modify the Loan Documents, as provided for herein, each Obligor hereby acknowledges and agrees that it forever waives and releases any and all defenses or offsets, known or unknown to such Obligor which might restrict the immediate right of the Lender, upon the occurrence of an event of default under the Loan Documents, as amended, to do the following: (a) require the payment in full of the Original Loan, as amended hereby; and (b) initiate enforcement and collection proceedings against any Obligor or any of the collateral securing the obligations of any Obligor due to the Lender. Each Obligor hereby releases, waives, discharges, and agrees to hold the Lender and its officers, directors, agents, affiliates, subsidiaries, parent company, and employees harmless from any and all claims, known or unknown, which such Obligor might have against the Lender or its officers, directors, agents, affiliates, subsidiaries, parent company, or employees which in any way relate, pertain, or arise, directly or indirectly, from the Original Loan, as amended hereby, the Loan Documents, this Agreement, any other loan, or which otherwise relate or pertain to the collateral securing the obligations of any Obligor due to the Lender or the transactions described in this Agreement or the conduct of the parties with respect thereto.

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21.Authority. The undersigned parties hereby certify that they have full power, right and authority to execute and acknowledge this Agreement and the Loan Documents and that such Agreement and Loan Documents have been properly and duly authorized by any and all necessary corporate action.

22.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

23.ACKNOWLEDGEMENT AND WAIVER OF REPRESENTATION. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT THIS AGREEMENT AND ANY OTHER RELATED DOCUMENTS PREPARED FOR EXECUTION HAVE BEEN PREPARED ON BEHALF OF LENDER AND/OR HAVE BEEN PREPARED TO FACILITATE THE MODIFICATION OF THE LOAN DOCUMENTS CONTEMPLATED HEREIN. BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED AGREES THEY HAVE NOT HAD ANY LEGAL ADVICE FROM LIVE OAK BANKING COMPANY OR ITS LEGAL COUNSEL AS IT RELATES TO MODIFYING THE LOAN DOCUMENTS.

[This space intentionally left blank]

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IN WITNESS WHEREOF, the Obligors and the Lender have executed this Agreement intending it to be a sealed instrument, as of the day and year first above written.

BORROWER:

X ENERGY, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Officer

X-ENERGY REACTOR, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Officer

LENDER:

LIVE OAK BANKING COMPANY

By:	/s/ Spencer Wright	(SEAL)

Spencer Wright, AVP – Legal

10

LOB # 110-567

THIRD LOAN MODIFICATION AGREEMENT

THIS THIRD LOAN MODIFICATION AGREEMENT (this “Agreement”) is made effective as of this 7 day of September, 2022 (the “Effective Date”), by and among X ENERGY, LLC and X-ENERGY REACTOR COMPANY, LLC, their respective successors and assigns (jointly, severally and collectively, if more than one, the “Borrower” or “Obligors”); and LIVE OAK BANKING COMPANY, its successors and assigns (the “Lender”).

Explanatory Statement

A.On June 15, 2021, the Borrower executed and delivered to the order of the Lender that certain Revolving Note (the “Original Note”), which note evidences a loan in the original maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) and on evendate therewith, the Borrower executed and delivered to the order of the Lender that certain Security Agreement (the “Original Credit Agreement” together with the Original Note, collectively the “Original Loan”).

B.The Original Loan is secured by, among other things, certain real and/or personal property collateral, as further described in the Loan Documents, hereinafter defined, and as evidenced by certain security and/or mortgage documents (collectively, the “Security Documents”).

C.On June 14, 2022, the Original Loan was modified pursuant to a Loan Modification Agreement to extend the maturity date (the “First Modification”).

D.On August 14, 2022, the Original Loan was modified pursuant to a Second Loan Modification Agreement to extend the maturity date (the “Second Modification”).

D.All documents executed or to be executed by the Obligors (or any of them) in connection with the Original Loan, including without limitation this Agreement, the Original Note, the Original Loan Agreement, the Security Documents, the First Modification, and the Second Modification, including all additions, modifications, deletions and restatements, are hereinafter collectively referred to as the “Loan Documents”.

F.The Lender and the Obligors desire by this Agreement to amend the provisions of the Loan Documents, and for such other purposes as are set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms, respectively, as provided in the Loan Documents.

Agreement

NOW, THEREFORE, this Agreement witnesseth that for good and valuable consideration as set forth in the Original Note, the mutual covenants hereinafter set forth, the Explanatory Statement set forth above, which is incorporated into the body of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.Recitals. The Obligors represent and warrant that the recitals contained in the Explanatory Statement are true and accurate in all material respects; the Explanatory Statement is hereby incorporated in this Agreement.

2.Modification to Loan Documents. The Obligors and the Lender desire to modify the Loan Documents as follows:

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●	Amendment to Definitions. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the following Definition(s) shall be amended as follows:

(i) section 2.08 shall be amended by deleted and replaced with the following:

Collections. Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to either (a) a post office box designated by, under the control of, and governed by the lockbox instructions given by Lender to such Borrower (the “Lock Box”), (b) at a branch office of Lender, or (c) the Payment Control Account (as defined below). Each Borrower shall establish an account (the “Payment Control Account”) in Lender’s name, for the benefit of such Borrower, at a branch office of Lender, into which all such payments received in the Lock Box or at a branch office of Lender shall be deposited, and into which such Borrower will promptly deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash, check or electronically. If any Borrower, any Affiliate, Subsidiary, shareholder, officer, director, employee or agent of a Borrower, or any other Person acting for or in concert with any Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower or other Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, promptly upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Payment Control Account. Each Borrower agrees that all payments made to such Payment Control Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement, provided that, until the earlier of 1) Series C capital raise completed, or 2) December 31, 2022, all payments made to such Payment Control Account or otherwise received by Lender, shall be directed to the Funding Account. Each Borrower agrees to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Payment Control Account. All of such fees, costs and expenses if not paid by the Borrowers, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by the Borrowers upon demand, and, until paid, shall bear interest at the Default Rate applicable to Revolving Advances hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by each applicable Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on each applicable Borrower’s behalf. For the purpose of this Section 2.08, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which such Borrower’s mail is deposited, and open and process all mail addressed to such Borrower and deposited therein

(ii) Section 5.01(b)(x) shall be deleted and replaced with the following:

Monthly Borrowing Base Certificates. Within ten (10) days after the end of each such calendar month ending after the date of this Agreement, commencing with the month first full calendar month following the Closing Date, a Borrowing Base Certificate certified to the Lender by an Authorized Officer of the Borrowers, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby.

●	Maturity Date Extension. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the final

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maturity date, as set forth in the Original Note, shall be extended to September 13, 2023 (“Maturity Date”), with payments due in accordance with the Original Note. Hereafter, wherever in the Loan Documents the maturity date of the loan is stated or referenced, the same shall be read to mean or refer to September 13, 2023.

3.Effect of this Agreement. Except as is modified herein, the provisions of the Original Note and the Loan Documents shall remain in full force and effect, as if this Agreement had not been made, and the Original Note and the Loan Documents, as previously amended, are ratified and confirmed.

4.Attachment to Original Note. The Obligors agree that the failure to attach an original of this Agreement to the Original Note shall not impact the effectiveness of this Agreement and this Agreement shall nonetheless be valid, binding and enforceable.

5.INTENTIONALLY DELETED.

6.Effectiveness. This Agreement shall become effective upon its execution and delivery by each party hereto as of the Effective Date set forth above.

7.Conditions Precedent. Except as waived in writing by the Lender, the Lender’s agreement hereunder shall not take effect until:

a.	this Agreement is executed by the Obligors;
b.	the Obligors execute and deliver to the Lender all other documents as may be otherwise reasonably required by the Lender;
c.	the Obligors submit such information and documentation as may be reasonably requested by the Lender.

8.Representations and Warranties. As an inducement to the Lender to enter into this Agreement, each Obligor jointly and severally reaffirms to the Lender that each and every representation and warranty contained in the Loan Documents remains true, accurate and complete in all material respects, and acknowledges the Lender’s justifiable reliance thereon. This Agreement, the Loan Documents, and the other instruments, documents and/or agreements described herein, as modified and amended hereby, constitute valid and legally binding agreements of Obligor enforceable in full in accordance with their respective terms. Obligor will not cause or permit any action to be taken which would cause any of the representations or warranties herein or in the Loan Documents to be untrue or inaccurate in any way, and Obligor agrees to immediately notify Lender in writing of any event or condition which occurs which causes a change in the facts related to or the truth of any of the representations contained herein or in the Loan Documents.

9.No Novation; No Adverse Effect on Liens. The parties hereto do not intend that a novation of the Original Loan or any of the Loan Documents shall be created or affected because of the modifications described herein. Unless provided in Section 2, hereof, the parties hereto do not intend that the execution of this Agreement and the transactions as described herein, shall affect the validity or priority of any of the liens or security interests imposed by or granted in the Loan Documents.

10.Default. The failure of Obligor to perform any of its obligations under this Agreement, or any of the other Loan Documents as amended, or the falsity of any representation or warranty made herein or the failure of Obligor to advise Lender that a representation or warranty made herein is no longer true shall, at the option of Lender, constitute a default under the Loan Documents, thereby entitling Lender to exercise any or all of the various remedies therein provided, including the acceleration of the Loan and/or sale of any of the collateral described in the Loan Documents and/or cumulatively and/or individually to exercise all of the rights, remedies, options, and privileges provided by law or in equity.

11.Severability. If any clause or provisions of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction,

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the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof, a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

12.Incorporation. The terms and conditions of the Loan Documents are incorporated by reference herein and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this Agreement and any of the Loan Documents, such inconsistency shall be construed, interpreted and resolved so as to benefit the Lender, independent of whether this Agreement or one of the Loan Documents controls, and the Lender’s election of which interpretation or construction is for the Lender’s benefit shall absolutely govern.

13.No Other Modification; Final Agreement. Except as set forth in this Agreement, the Loan Documents remain unmodified and in full force and effect. Except as set forth in this Agreement, nothing contained herein shall be deemed to affect the priority or enforceability of (a) the Loan Documents; or (b) any security interests granted pursuant to the Loan Documents. This Agreement and the Loan Documents, as modified herein, constitute the entire agreement between the parties hereto, and may not be altered, modified, or amended except by a writing executed by the Lender and all other parties to this Agreement.

14.Fees and Expenses. The Borrower shall pay on the date of this Agreement all reasonable expenses agreed upon by the parties in connection with this Agreement, including without limitation, reasonable attorneys’ fees and expenses.

15.Binding Effect. This Agreement shall inure to the benefit of the parties hereto, and shall be binding upon their successors, heirs, personal representatives and/or assigns.

16.Choice of Law. The laws of the State of North Carolina shall have jurisdiction governing the Loan Documents (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

17.Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

18.Time. TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND ALL TERMS AND CONDITIONS DESCRIBED HEREIN.

19.Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made in accordance with the Loan Documents.

20.No Defenses or Offsets; Release of any Claims. In consideration for the agreement of the Lender to modify the Loan Documents, as provided for herein, each Obligor hereby acknowledges and agrees that it forever waives and releases any and all defenses or offsets, known or unknown to such Obligor which might restrict the immediate right of the Lender, upon the occurrence of an event of default under the Loan Documents, as amended, to do the following: (a) require the payment in full of the Original Loan, as amended hereby; and (b) initiate enforcement and collection proceedings against any Obligor or any of the collateral securing the obligations of any Obligor due to the Lender. Each Obligor hereby releases, waives, discharges, and agrees to hold the Lender and its officers, directors, agents, affiliates, subsidiaries, parent company, and employees harmless from any and all claims, known or unknown, which such Obligor might have against the Lender or its officers, directors, agents, affiliates, subsidiaries, parent company, or employees which in any way relate, pertain, or arise, directly or indirectly, from the Original Loan, as amended hereby, the Loan Documents, this Agreement, any other loan, or which otherwise relate or pertain to the collateral securing the obligations of any Obligor due to the Lender or the transactions described in this Agreement or the conduct of the parties with respect thereto.

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21.Authority. The undersigned parties hereby certify that they have full power, right and authority to execute and acknowledge this Agreement and the Loan Documents and that such Agreement and Loan Documents have been properly and duly authorized by any and all necessary corporate action.

22.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

23.ACKNOWLEDGEMENT AND WAIVER OF REPRESENTATION. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT THIS AGREEMENT AND ANY OTHER RELATED DOCUMENTS PREPARED FOR EXECUTION HAVE BEEN PREPARED ON BEHALF OF LENDER AND/OR HAVE BEEN PREPARED TO FACILITATE THE MODIFICATION OF THE LOAN DOCUMENTS CONTEMPLATED HEREIN. BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED AGREES THEY HAVE NOT HAD ANY LEGAL ADVICE FROM LIVE OAK BANKING COMPANY OR ITS LEGAL COUNSEL AS IT RELATES TO MODIFYING THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Obligors and the Lender have executed this Agreement intending it to be a sealed instrument, as of the day and year first above written.

BORROWER:

X ENERGY, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Officer

X-ENERGY REACTOR, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Office

LENDER:

LIVE OAK BANKING COMPANY

By:	/s/ Spencer Wright	(SEAL)

Spencer Wright, AVP – Legal

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LOB # 110-567

FOURTH LOAN MODIFICATION AGREEMENT

THIS FOURTH LOAN MODIFICATION AGREEMENT (this “Agreement”) is made effective as of this 8 day of December, 2022 (the “Effective Date”), by and among X ENERGY, LLC and X-ENERGY REACTOR COMPANY, LLC, their respective successors and assigns (jointly, severally and collectively, if more than one, the “Borrower” or “Obligors”); and LIVE OAK BANKING COMPANY, its successors and assigns (the “Lender”).

Explanatory Statement

A.On June 15, 2021, the Borrower executed and delivered to the order of the Lender that certain Revolving Note (the “Original Note”), which note evidences a loan in the original maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) and on evendate therewith, the Borrower executed and delivered to the order of the Lender that certain Security Agreement (the “Original Credit Agreement” together with the Original Note, collectively the “Original Loan”)

B.The Original Loan is secured by, among other things, certain real and/or personal property collateral, as further described in the Loan Documents, hereinafter defined, and as evidenced by certain security and/or mortgage documents (collectively, the “Security Documents”).

C.On June 14, 2022, the Original Loan was modified pursuant to a Loan Modification Agreement to extend the Maturity Date (the “First Modification”).

D.On August 14, 2022, the Original Loan was modified pursuant to a Second Loan Modification Agreement to extend the Maturity Date (the “Second Modification”).

E.On September 7, 2022, the Original Loan was modified pursuant to a Third Loan Modification Agreement to amend definitions and extend the Maturity Date (the “Third Modification”).

F.All documents executed or to be executed by the Obligors (or any of them) in connection with the Original Loan, including without limitation this Agreement, the Original Note, the Original Loan Agreement, the Security Documents, the First Modification, the Second Modification and the Third Modification, including all additions, modifications, deletions and restatements, are hereinafter collectively referred to as the “Loan Documents”.

G.The Lender and the Obligors desire by this Agreement to amend the provisions of the Loan Documents, and for such other purposes as are set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms, respectively, as provided in the Loan Documents.

Agreement

NOW, THEREFORE, this Agreement witnesseth that for good and valuable consideration as set forth in the Original Note, the mutual covenants hereinafter set forth, the Explanatory Statement set forth above, which is incorporated into the body of this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.Recitals. The Obligors represent and warrant that the recitals contained in the Explanatory Statement are true and accurate in all material respects; the Explanatory Statement is hereby incorporated in this Agreement.

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2.Modification to Loan Documents. The Obligors and the Lender desire to modify the Loan Documents as follows:

●	Amendment to Definitions. Notwithstanding anything contained in any of the Loan Documents to the contrary, the parties hereto acknowledge and agree that the following Definition(s) shall be amended as follows:

(i) section 5.02(j) shall be amended by including the following:

(vi) Series C-2 Convertible/Exchangeable Promissory Notes issued pursuant to the Securities Purchase Agreement dated as of December 5, 2022, as amended, supplemented or otherwise modified from time to time, between X-Energy Reactor and the investors listed on the Schedule I thereto.

3.Effect of this Agreement. Except as is modified herein, the provisions of the Original Note and the Loan Documents shall remain in full force and effect, as if this Agreement had not been made, and the Original Note and the Loan Documents, as previously amended, are ratified and confirmed.

4.Attachment to Original Note. The Obligors agree that the failure to attach an original of this Agreement to the Original Note shall not impact the effectiveness of this Agreement and this Agreement shall nonetheless be valid, binding and enforceable.

5.INTENTIONALLY DELETED.

6.Effectiveness. This Agreement shall become effective upon its execution and delivery by each party hereto as of the Effective Date set forth above.

7.Conditions Precedent. Except as waived in writing by the Lender, the Lender’s agreement hereunder shall not take effect until:

a.	this Agreement is executed by the Obligors;
b.	the Obligors execute and deliver to the Lender all other documents as may be otherwise reasonably required by the Lender;
c.	the Obligors submit such information and documentation as may be reasonably requested by the Lender.

8.Representations and Warranties. As an inducement to the Lender to enter into this Agreement, each Obligor jointly and severally reaffirms to the Lender that each and every representation and warranty contained in the Loan Documents remains true, accurate and complete in all material respects, and acknowledges the Lender’s justifiable reliance thereon. This Agreement, the Loan Documents, and the other instruments, documents and/or agreements described herein, as modified and amended hereby, constitute valid and legally binding agreements of Obligor enforceable in full in accordance with their respective terms. Obligor will not cause or permit any action to be taken which would cause any of the representations or warranties herein or in the Loan Documents to be untrue or inaccurate in any way, and Obligor agrees to immediately notify Lender in writing of any event or condition which occurs which causes a change in the facts related to or the truth of any of the representations contained herein or in the Loan Documents.

9.No Novation; No Adverse Effect on Liens. The parties hereto do not intend that a novation of the Original Loan or any of the Loan Documents shall be created or affected because of the modifications described herein. Unless provided in Section 2, hereof, the parties hereto do not intend that the execution of this Agreement and the transactions as described herein, shall affect the validity or priority of any of the liens or security interests imposed by or granted in the Loan Documents.

10.Default. The failure of Obligor to perform any of its obligations under this Agreement, or any of the other Loan Documents as amended, or the falsity of any representation or warranty made herein or the

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failure of Obligor to advise Lender that a representation or warranty made herein is no longer true shall, at the option of Lender, constitute a default under the Loan Documents, thereby entitling Lender to exercise any or all of the various remedies therein provided, including the acceleration of the Loan and/or sale of any of the collateral described in the Loan Documents and/or cumulatively and/or individually to exercise all of the rights, remedies, options, and privileges provided by law or in equity.

11.Severability. If any clause or provisions of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof, a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

12.Incorporation. The terms and conditions of the Loan Documents are incorporated by reference herein and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this Agreement and any of the Loan Documents, such inconsistency shall be construed, interpreted and resolved so as to benefit the Lender, independent of whether this Agreement or one of the Loan Documents controls, and the Lender’s election of which interpretation or construction is for the Lender’s benefit shall absolutely govern.

13.No Other Modification; Final Agreement. Except as set forth in this Agreement, the Loan Documents remain unmodified and in full force and effect. Except as set forth in this Agreement, nothing contained herein shall be deemed to affect the priority or enforceability of (a) the Loan Documents; or (b) any security interests granted pursuant to the Loan Documents. This Agreement and the Loan Documents, as modified herein, constitute the entire agreement between the parties hereto, and may not be altered, modified, or amended except by a writing executed by the Lender and all other parties to this Agreement.

14.Fees and Expenses. The Borrower shall pay on the date of this Agreement all reasonable expenses agreed upon by the parties in connection with this Agreement, including without limitation, reasonable attorneys’ fees and expenses.

15.Binding Effect. This Agreement shall inure to the benefit of the parties hereto, and shall be binding upon their successors, heirs, personal representatives and/or assigns.

16.Choice of Law. The laws of the State of North Carolina shall have jurisdiction governing the Loan Documents (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Agreement and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Agreement and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this Agreement or which occurred or were to occur as a direct or indirect result of this Agreement having been executed.

17.Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

18.Time. TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND ALL TERMS AND CONDITIONS DESCRIBED HEREIN.

19.Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made in accordance with the Loan Documents.

20.No Defenses or Offsets; Release of any Claims. In consideration for the agreement of the Lender to modify the Loan Documents, as provided for herein, each Obligor hereby acknowledges and agrees that it forever waives and releases any and all defenses or offsets, known or unknown to such Obligor which might restrict the immediate right of the Lender, upon the occurrence of an event of default under the Loan Documents, as amended, to do the following: (a) require the payment in full of the Original Loan, as amended hereby; and (b) initiate enforcement and collection proceedings against any Obligor or any of the collateral

18

securing the obligations of any Obligor due to the Lender. Each Obligor hereby releases, waives, discharges, and agrees to hold the Lender and its officers, directors, agents, affiliates, subsidiaries, parent company, and employees harmless from any and all claims, known or unknown, which such Obligor might have against the Lender or its officers, directors, agents, affiliates, subsidiaries, parent company, or employees which in any way relate, pertain, or arise, directly or indirectly, from the Original Loan, as amended hereby, the Loan Documents, this Agreement, any other loan, or which otherwise relate or pertain to the collateral securing the obligations of any Obligor due to the Lender or the transactions described in this Agreement or the conduct of the parties with respect thereto.

21.Authority. The undersigned parties hereby certify that they have full power, right and authority to execute and acknowledge this Agreement and the Loan Documents and that such Agreement and Loan Documents have been properly and duly authorized by any and all necessary corporate action.

22.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

23.ACKNOWLEDGEMENT AND WAIVER OF REPRESENTATION. THE UNDERSIGNED PARTIES HEREBY ACKNOWLEDGE THAT THIS AGREEMENT AND ANY OTHER RELATED DOCUMENTS PREPARED FOR EXECUTION HAVE BEEN PREPARED ON BEHALF OF LENDER AND/OR HAVE BEEN PREPARED TO FACILITATE THE MODIFICATION OF THE LOAN DOCUMENTS CONTEMPLATED HEREIN. BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED AGREES THEY HAVE NOT HAD ANY LEGAL ADVICE FROM LIVE OAK BANKING COMPANY OR ITS LEGAL COUNSEL AS IT RELATES TO MODIFYING THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Obligors and the Lender have executed this Agreement intending it to be a sealed instrument, as of the day and year first above written.

BORROWER:

X ENERGY, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Officer

X-ENERGY REACTOR, LLC

By:	/s/ Michael Gigliotti	(SEAL)

Michael Gigliotti, Chief Financial Office

LENDER:

LIVE OAK BANKING COMPANY

By:	/s/ Spencer Wright	(SEAL)

Spencer Wright, AVP – Legal

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